SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                   GTSI Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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
                                [GRAPHIC OMITTED]

                                   GTSI Corp.
                            3901 Stonecroft Boulevard
                         Chantilly, Virginia 20151-1010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held April 29, 2004

The Annual Meeting of the Stockholders of GTSI Corp., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Thursday, April 29, 2004, at the Company's headquarters located at 3901 Stonecroft Boulevard in Chantilly, Virginia (the "Meeting") to consider and act on the following matters:

     1. To elect three Class 1 directors to serve until our 2007 Annual Meeting of Stockholders, and one Class 2 director to serve until our 2005 Annual Meeting of Stockholders, and until their successors are elected and qualified.

     2. To approve an amendment to our 1991 Employee Stock Purchase Plan to increase by 850,000 shares the maximum number of shares of our common stock purchasable thereunder.

     3.  To approve our 2004 Long-Term Incentive Plan.

     4. To approve amendments to our 1996 Stock Option Plan (a) to provide for the annual issuance of an option to the Company's Lead Independent Director to purchase up to 2,000 shares of our common stock and (b) subject to the approval of the Compensation Committee (or the Board of Directors), to permit the payment for the common stock to be issued upon exercise of one or more options granted to a non-employee director with common stock held by such director for at least six months.

     5. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Holders of record of the Company's common stock at the close of business on March 1, 2004 will be entitled to vote at the Meeting and at any adjournment(s) thereof.

All stockholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend the Meeting in person, to ensure your representation at the Meeting, please mark, sign, date and return your proxy card as promptly as possible. If you received your proxy card from ADP, you may also vote your shares by telephone or via the Internet at www.ProxyVote.com. Please see the instructions appearing on your ADP proxy card. Any stockholder attending the Meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors

John T. Spotila
Secretary
Chantilly, Virginia
March 25, 2004

                               [GRAPHIC OMITTED]

                                   GTSI Corp.
                            3901 Stonecroft Boulevard
                         Chantilly, Virginia 20151-1010

                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                            to be held April 29, 2004

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited by and on behalf of the Board of Directors of GTSI Corp., a Delaware corporation ("GTSI" or the "Company"), for use at the annual meeting of stockholders to be held on Thursday, April 29, 2004 at 9:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Meeting of Stockholders (the "Meeting"). The Meeting will be held at the Company's principal executive offices located at 3901 Stonecroft Boulevard in Chantilly, Virginia 20151-1010. The Company's telephone number is (703) 631-3333.

This Proxy Statement and the accompanying notice of the Meeting and form of proxy are first being sent or given to stockholders entitled to notice of, and to vote at, the Meeting on or about March 25, 2004. The Company's annual report for the fiscal year ended December 31, 2003, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Proxy Statement, but it is not part of the proxy soliciting material.

Only stockholders of record at the close of business on March 1, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the Record Date, 9,806,084 shares of the Company's common stock, par value $0.005 per share ("Common Stock"), were issued and, excluding 1,237,983 shares held in treasury, 8,568,101 shares were outstanding. None of the Company's 680,850 shares of authorized preferred stock is outstanding.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Voting and Solicitation

As to all matters to be voted upon at the Meeting, each stockholder is entitled to one vote for each share of Common Stock held. The presence in person or by proxy of a majority of the outstanding Common Stock entitled to vote constitutes a quorum for the conduct of business at the Meeting. With respect to Proposal 1, if a quorum is present at the Meeting, the three nominees for Class 1 directors and the one nominee for Class 2 director receiving the highest number of affirmative votes of Common Stock present in person or by proxy and entitled to vote on the election of directors will be elected. In the election of directors, votes may be cast in favor or withheld with respect to any and all nominees; votes that are withheld may be excluded entirely from the vote and will have no effect on the outcome of the vote. With respect to Proposals 2, 3 and 4, the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote is required for approval. An abstention from voting on

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

Proposal 2, 3 or 4 will not be treated as a "vote" for or against the matter, it will not have any impact on the vote. Abstentions are, however, included in the determination of the number of shares present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes (proxies that indicate that brokers or nominees have not received instructions from the beneficial owner of shares) are counted as shares that are present and entitled to vote for purposes of determining a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for purposes of determining the presence of a quorum but will not be treated as entitled to vote with respect to that matter.

If a stockholder returns a proxy and no instructions are given, the Common Stock represented thereby will be voted as recommended by the Company's Board of Directors (the "Board"), including "FOR" the election of the three nominees for Class 1 directors and the election of the one nominee for Class 2 director, as listed below under "Election of Directors," FOR approval of an amendment to the 1991 Employee Stock Purchase Plan, as discussed below under Proposal 2, "FOR" approval of the Long-Term Incentive Plan, as discussed below under Proposal 3, and "FOR" approval of a proposal to amend the 1996 Stock Option Plan, as discussed below under Proposal 4.

The cost of this solicitation of proxies will be borne by the Company. Proxies will be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, email or fax. Also, the Company has engaged Georgeson & Co. of New York, New York, to assist in soliciting proxies for a fee of $6,000.00 plus other services estimated to be $6,000.00. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Introduction

The Company has a classified Board currently consisting of three Class 1 directors, three Class 2 directors and three Class 3 directors. The current terms of Class 1, Class 2 and Class 3 directors continue until the annual meeting of stockholders to be held in 2004, 2005 and 2006, respectively, and until their respective successors are elected and qualified. In October 2003, the Board increased the number of directors from nine to ten by increasing the number of the Class 1 directors from three to four and appointed Joseph Keith Kellogg, Jr. ("General Kellogg") as a Class 1 director. In December 2003, General Kellogg resigned as a director to provide temporary service to the Federal Government. In March 2004, the Board decreased the number of Class 1 directors from four to three and increased the number of Class 2 directors from three to four.

At each annual stockholders meeting, directors are elected for a full term of three years to succeed those directors whose term expires at the annual meeting date, although to maintain classes of similar size, individuals may be elected for terms of two years (or one year). The election of each director requires the vote of holders of a plurality of the outstanding Common Stock present in person or by proxy and entitled to be voted at the Meeting. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

At the Meeting, the holders of Common Stock as of the Record Date will elect three Class 1 directors for three-year terms and one Class 2 director for a one-year term. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Company's three nominees named below for

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
Class 1 directors and the nominee named below for Class 2 director. Two of the three nominees for Class 1 directors, Daniel R. Young and M. Dendy Young, are currently Class 1 directors. The third nominee, General Kellogg, was, as discussed above, previously a director. One current Class 1 director, Lawrence
J. Schoenberg, is standing down as a Class 1 director as of the Meeting and is standing as a nominee for the Class 2 vacancy. Giving effect to the election of three Class 1 directors and one Class 2 director at the Meeting, the Board will have three Class 1 directors, four Class 2 directors, and three Class 3 directors. If any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who will be designated by the current Board to fill the vacancy. It is not, however, expected that any nominee will be unable or will decline to serve as a director. There is no family relationship between any director, nominee for election as a director or executive officer of the Company and any other director, nominee for election as a director or executive officer of the Company.

Class 1 Nominees for a Three-Year Term Expiring in 2007

The names of the nominees for Class 1 directors and certain information about them are set forth below:

     Name                                     Age   Position(s) with the Company

     Class 1 - Daniel R. Young                70    Director
     Class 1 - M. Dendy Young                 56    Director
     Class 1 - Joseph "Keith" Kellogg, Jr.    55    None

Daniel R. Young, age 70, was appointed as a Class 1 director in January 2001 by the Board. From 1977 until October 2000, Mr. D. R. Young had been a senior executive officer of Federal Data Corporation, a provider of information technology products and services to government agencies, including serving since 1995 as President and Chief Executive Officer and since 1998 as Vice Chairman of the Board of Directors of Federal Data Corporation. Mr. D. R. Young is also a director of Halifax Corporation and Analex Corp.

M. Dendy Young, age 56, has served as Chairman of the Board since May 1998 and has been Chief Executive Officer and a director since December 1995. From December 1995 to January 2002, he also served as President. From August 1994 until joining the Company, Mr. M. D. Young was principal and consultant of The Exeter Group, a management-consulting firm he founded. From January 1985 until August 1994, he served as Chief Executive Officer and a director of Falcon Microsystems, Inc., a government microcomputer reseller founded by Mr. M. D. Young, and acquired by the Company in 1994.

Joseph "Keith" Kellogg, Jr., age 55, was previously a member of the Board from October 29, 2003 until he resigned on December 8, 2003 to provide temporary service to the Federal Government. During this temporary service, General Kellogg served as Chief Operating Officer of the Coalition Provisional Authority in Baghdad, Iraq. General Kellogg was a member of the U.S. Army from 1971 to July 2003, when he retired as a Lieutenant General and a highly decorated war veteran. General Kellogg is also a senior vice president for homeland security for Oracle Corp.

The Board recommends a vote FOR the election of the three nominees listed above.

Class 2 Nominee for a One-Year Term Expiring in 2005

The name of the nominee for Class 2 director and certain information about him are set forth below:

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
     Name                                     Age   Position(s) with the Company

     Class 2 - Lawrence J. Schoenberg         71    Director


Lawrence J. Schoenberg, age 71, has been a director since December 1991 and served as Chairman of the Board from February 1995 until his election as Chairman Emeritus in May 1998. He also previously served as a director of the Company from March 1990 to December 1990, and as Chairman of the Board from May 1990 to December 1990. Mr. Schoenberg served as Chief Executive Officer and Chairman of the Board of Directors of AGS Computers, Inc. from January 1967 until his retirement in December 1990, and as Chairman of its Executive Committee from January 1991 to December 1991. Mr. Schoenberg is also a director of Merisel, Inc., and Cellular Technical Services Company, Inc.

The Board recommends a vote FOR the election of the nominee listed above.

                              Continuing Directors

Class 2 Directors - Term Expiring in 2005

Lee Johnson, age 76, has been a director of the Company since March 1996. Since March 1984, Mr. Johnson has been the President of Federal Airways Corporation, a provider of highly modified, special mission high altitude aircraft to civilian and defense agencies. From February 1986 to August 1994, Mr. Johnson served as Chairman of the Board of Directors of Falcon Microsystems, Inc., a government microcomputer reseller founded by Mr. M. D. Young, the Chairman of the Board and the Company's Chief Executive Officer, and acquired by the Company in 1994.

James J. Leto, age 60, has been a director of the Company since February 1996. Since December 2002, Mr. Leto has been Chief Executive Officer of Robbins-Gioia. From June 1996 through February 2001, he was the Chairman and Chief Executive Officer of Treev, Inc. (formerly known as Network Imaging Corporation), a developer and marketer of software used to manage client/server, object-oriented, and enterprise-wide information. From January 1992 until February 1996, he was Chairman and Chief Executive Officer of PRC, Inc., a provider of scientific and technology-based systems, products and services to government and commercial clients around the world.

Thomas L. Hewitt, age 65, has been Chief Executive Officer of Global Governments, Inc since January 2000. In 1984, Mr. Hewitt founded Federal Sources, Inc., a market research and consulting firm, where he served as Chief Executive Officer and Chairman of the Board until 1999. Mr. Hewitt is also a director of Halifax Corporation, SIGABA and Object Video. From March 1996 until May 1998 he served as a director of GTSI Corp.

Class 3 Directors  - Term Expiring in 2006

Steven Kelman, Ph.D., age 55, has been a director since October 1997. Since September 1997, he has been the Weatherhead Professor of Public Management at Harvard University's John F. Kennedy School of Government. From November 1993 to September 1997, Dr. Kelman served as Administrator of the Office of Federal Procurement Policy at the Office of Management and Budget. From 1986 to 1993, he was Professor of Public Policy at Harvard University's John F. Kennedy School of Government.

Barry L. Reisig, age 58, has been since May 1, 2002 Vice President of System Planning Corporation, a developer of high technology systems, and President and Chief Executive Officer of its subsidiary, SPC

International. From 1971 to 2002, Mr. Reisig was a partner of Arthur Andersen LLP, involved principally in tax matters.

John M. Toups, age 78, has been a director since October 1997. From January 1978 until his retirement in February 1987, Mr. Toups was President and Chief Executive Officer of PRC. Mr. Toups is also a director of NVR, Inc., CACI International Inc. and Halifax Corporation.

             BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

There are currently nine Board members. With the exception of Mr. M. D. Young, who serves as the Company's Chief Executive Officer, and Lee Johnson, all of our current directors are "independent" as defined by the applicable rule of The NASDAQ Stock Market, Inc. ("NASDAQ"). The independent directors regularly have the opportunity to meet without Mr. M. D. Young and Mr. Johnson in attendance, and, as discussed below, the Board recently created the position of lead independent director ("Lead Independent Director"), effective as of the Meeting. During the last fiscal year, there were four Board meetings, and all directors attended all Board meetings (in person or by telephone) and meetings of Board committees of which they were members. The Company does not have a specific policy regarding attendance of directors at the annual stockholder meeting. All directors, however, are encouraged to attend if available, and the Company tries to ensure that at least one independent director is present at the annual meeting and available to answer any stockholder questions. All the directors, except for Mr. Johnson who participated via telephone, were present at last year's annual stockholders meeting.

The Board has an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. It is expected that shortly after the date hereof, the current charters of each of these committees, as well as of the Lead Independent Director, will be available on the Company's Internet website, www.GTSI.com (located on the Investor Relations web page). Also expected to be posted on such website is a description of the process for stockholders to send communications to the Board or to one or more particular Board members.

Audit Committee

The primary purpose of the Audit Committee is to oversee the Company's accounting and financial reporting processes and the audits of its financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company's independent auditor. A copy of the Audit Committee's charter, which specifies the committee's other responsibilities and powers, is attached as Appendix A to this Proxy Statement.

During the past fiscal year, the Audit Committee was composed of Messrs. Schoenberg (Chairman), Leto and Reisig. Effective as of the Meeting, the committee will be composed of Messrs. Reisig (Chairman), Leto and Hewitt. All of the Audit Committee members during the past fiscal year, and all of the members who will be appointed for the current fiscal year, are independent in accordance with applicable rules of the Securities and Exchange Commission (the "SEC") and NASDAQ. Each former and current member is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. The Board has determined that Mr. Reisig is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During 2003, the Audit Committee met five times.

Compensation Committee

The primary purpose of the Compensation Committee is to review the salary and bonus to be paid to the Company's Chief Executive Officer and the Company's other Section 16 executive officers, and make recommendations to the Board on such salary and bonuses. The committee reviews and approves the salary and bonuses for the Company's other officers. The committee also administers the Company's stock option plans and meets either independently or in conjunction with the Company's full Board to grant options to eligible individuals in accordance with the respective plans. During the past fiscal year, the Compensation Committee was composed of Messrs. Dan Young (Chairman), Hewitt and Toups, and following the Meeting the Compensation Committee will be composed of the same members. Each of the committee members is independent in accordance with applicable NASDAQ rules. During the last fiscal year, the Compensation Committee met four times.

Nominating Committee

The primary purpose of the Nominating Committee is to identify and recommend individuals to be presented to the stockholders for election or re-election as Board members. During the past fiscal year the Nominating Committee was composed of Messrs. Toups (Chairman), Leto, Kelman and Dan Young. Effective as of the Meeting, the committee will be composed of the same members, all of who are independent in accordance with applicable NASDAQ rules. Effective at that time, the committee's responsibilities will also be broadened to include corporate governance matters and the committee will be renamed the "Nominating and Corporate Governance Committee." During 2003, the committee met three times.

Lead Independent Director

The Board has established the position of Lead Independent Director, effective as of the Meeting. The Board, however, has not yet appointed an independent as Lead Independent Director. The Lead Independent Director will assist the Chairman and the other Board members in assuring effective corporate governance. The Lead Independent Director's responsibilities also will include assisting the Chairman in reviewing the functions of Board committees and recommending the creation or discontinuance of committees, considering questions of potential conflicts of interest, acting as a resource on corporate governance matters, and acting as the spokesperson for the Company if the Chairman is absent. See Proposal 4 below regarding compensation of the Lead Independent Director.

Director Nominations and Qualifications

The Nominating Committee will consider nominees for director recommended by stockholders with respect to elections to be held at an annual stockholders meeting. In accordance with the Company's Bylaws, to nominate an individual for election to the Board at an annual meeting of stockholders, a stockholder must deliver written notice of such nomination to the Company's Secretary not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days' notice or prior public disclosure of the date of such annual meeting is given or made to the stockholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a stockholder's intention to nominate a director must include:

      o information regarding the stockholder making the nomination, including name, address and number of GTSI shares that are beneficially owned by the stockholder;

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
      o a representation that the stockholder is entitled to vote at the meeting at which directors will be elected, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

      o the name and address of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC's proxy soliciting rules if the person had been nominated for election by the Board;

      o a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is made; and

      o  the consent of each such nominee to serve as a director if elected.

The Board Chairman, other directors and executive officers may also recommend director nominees to the Nominating Committee. The committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. These criteria include the candidate's experience, skills and personal accomplishments, as well as other factors that are listed as an appendix to the Nominating Committee charter, which is expected to be posted on the Company's internet website, www.GTSI.com (located on the Investor Relations web page) shortly after the date hereof. The committee has not in the past retained any third party to assist it in identifying nominees.

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Such committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee. Such committee also will review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. The only nominee for election who is not currently a director is General Kellogg. General Kellogg's nomination was recommended by GTSI's Chief Executive Officer, and was approved by the Nominating Committee.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders, which are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2005, including the nomination of persons to serve on the Board, must be received by the Company's Secretary not later than January 29, 2005, for inclusion in the proxy statement for that annual meeting. Stockholders who wish to present a proposal at the annual meeting of stockholders to be held in 2005, which has not been included in the Company's proxy materials, must submit such proposal in writing to the Company in care of the Company's Secretary. Any such proposal received by the Company's Secretary after January 29, 2005, shall be considered untimely under the provisions of the Company's bylaws governing nominations and the proposal of other business to be considered by the Company's stockholders at that annual meeting. As discussed above, the Company's bylaws contain further requirements relating to timing and content of the notice which stockholders must

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
provide to the Company's Secretary for any nomination or other business to be properly presented at an annual meeting of stockholders. It is recommended that stockholders submitting proposals direct them to the Company's Secretary by certified mail, return receipt requested, to ensure timely delivery. No stockholder proposals were received with respect to the Meeting.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of its directors, officers, including principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and employees. The Code of Ethics is included as an exhibit to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003, and is expected to be posted on the Company's Internet website, www.GTSI.com (located on the Investor Relations web page), shortly after the date hereof. The Company intends to satisfy the disclosure requirements under
Item 10 of SEC Form 8-K regarding any amendment to or waiver of the Code with respect to the Company's principal executive officer and principal financial officer, principal accounting officer or controller and persons performing similar functions, by posting such information on the Company's Internet website.

                            Compensation of Directors

Each non-employee director of the Company is compensated at a rate per quarter of $5,000 (without proration thereof in the event of a partial quarter of service). Also, each non-employee director receives automatic grants of stock options under the Company's 1996 Stock Option Plan, as amended ("1996 Plan"), of 10,000 shares upon election (20,000 shares in the case of the non-employee Chairman of the Board) and upon the first and second anniversary of his or her election to the Board. Each such automatic option grant vests in 12 equal monthly installments, with the first vesting occurring at the end of the month in which the date of grant occurred. Such options are granted at exercise prices equal to the closing price of Common Stock on NASDAQ on the date of grant. During 2003, options to purchase an aggregate of 85,833 shares were granted to the Company's non-employee directors under the 1996 Plan at an exercise price of $8.18 per share for 60,000 shares, an exercise price of $8.30 per share for 20,000 shares and an exercise price of $10.74 per share for 5,833 shares. Non-employee directors of the Company are not eligible to participate in the Company's other stock option plans or the Employee Stock Purchase Plan.

If the proposed amendments to the Company's 1996 Plan are approved by stockholders at the Meeting as discussed under Proposal 4 below, the Lead Independent Director will receive annually an automatic option grant to purchase up to 2,000 shares of Common Stock under the 1996 Plan. Except for the number of shares purchasable thereunder, the options granted to the Lead Independent Director will be identical to the options granted to non-employee directors.

Except as discussed above, directors of the Company do not receive any other compensation for their service on the Board or any committee thereof, but are reimbursed for their reasonable out-of-pocket expenses incurred in association with the performance of their duties.

The Company and Federal Airways Corporation, a company of which Mr. Johnson is the owner and president, are parties to a consulting agreement, which began in 1997 and will continue until Mr. Johnson ceases to be a director of the Company or either party terminates the agreement. Under the agreement, if the Company calls upon Mr. Johnson to provide services in respect of Company matters, the Company pays Mr. Johnson a fee of $2,000 per day for his services and reimburses his related out-of-pocket expenses. During 2003, the Company paid Federal Airways Corporation $273,260, plus reimbursement of related out-of-pocket expenses of $3,017.73, for a total of $276,277.73 for services performed by Mr.

Johnson during the year. A substantial portion of Mr. Johnson's consulting services on the Company's behalf during 2003 related to negotiations with banks, vendors and leasing companies.

                                   PROPOSAL 2
               AMENDMENT TO THE 1991 EMPLOYEE STOCK PURCHASE PLAN
                   TO INCREASE THE SHARE RESERVE FOR THE PLAN

The Board approved the Company's 1991 Employee Stock Purchase Plan in November 1991 ("Purchase Plan"). The Purchase Plan was subsequently amended in January 1992 by the Board and, as amended, approved by the stockholders in June 1992. As approved by the Board in February 2000 and by the stockholders in May 2000, the Purchase Plan was amended further to extend its term to November 1, 2011, and increase the Common Stock reserved for issuance under the Purchase Plan from the initial 250,000 shares by 500,000 shares to a total of 750,000 shares. As of March 1, 2004, a total of 693,801 shares had been purchased and issued under the Purchase Plan and a total of 56,199 shares of Common Stock remained in reserve for issuance under the Purchase Plan.

On January 23, 2004, subject to stockholder approval, the Board increased the Common Stock reserved for issuance under the Purchase Plan by 850,000 shares to a total balance of 906,199 shares reserved for issuance, which together with the shares previously purchased and issued under the Purchase Plan, totaled 1,600,000 shares. If the stockholders approve the increase by 850,000 shares purchasable under the Purchase Plan, such shares, together with the 56,199 shares that reserved under the Purchase Plan as of March 1, 2004 would represents 10.6% of the total number of shares of Common Stock outstanding as of March 1, 2004.

The Board believes that the Purchase Plan is an important factor in attracting, retaining and motivating qualified employees essential to the Company's success. Many of the Company's competitors offer similar plans. The Board believes that the Company will be at a disadvantage if it does not continue to offer the Purchase Plan to employees. As of March 1, 2004, the Purchase Plan had 56,199 shares available for issuance pursuant to future purchases. Without an increase in such share reserve, the Purchase Plan may have insufficient shares to meet all employee purchases during 2004. In consideration of historical usage, the Company expects that a 850,000-share increase will be adequate to satisfy the Purchase Plan's foreseeable requirements. The Board believes that it is important to have additional shares available to provide adequate flexibility to satisfy future needs.

The Company intends to register the 850,000 shares on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), as soon as practicable after receiving stockholder approval.

The Board unanimously recommends a vote FOR approval of this proposal to amend the Purchase Plan.

                         SUMMARY OF PURCHASE PLAN TERMS

The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which will be available to any stockholder upon written request to the Company's Secretary.

General

The Purchase Plan, which expires on November 1, 2011, had, as of March 1, 2004, a total balance of 56,199 shares of Common Stock reserved for issuance under the plan. The current proposal is to reserve an additional 850,000 shares of Common Stock for issuance under the Purchase Plan.

The Purchase Plan and the right of participants to make purchases of Common Stock thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" below. The Purchase Plan is not a qualified deferred compensation Purchase Plan under Code Section 401(a) and is not subject to the Employee Retirement Income Security Act of 1974, as amended.

Purpose

The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock through payroll deductions.

Administration

The Purchase Plan may be administered by the Board or a committee appointed by the Board. Members of the Board or its committee who also are eligible employees are, subject to certain limitations, permitted to participate in the Purchase Plan. The interpretation and construction of any provision of the Purchase Plan is within the sole discretion of the Board or its committee, whose determination is final, conclusive and binding upon all participants. No charges for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan. Board members receive no additional compensation for their services in connection with the administration of the Purchase Plan.

Eligibility

Beginning the first day of the month following commencement of employment, all employees, including officers and directors, who are customarily employed by the Company or its subsidiaries for more than 20 hours per week and five months or more per calendar year and who are employed by the Company or its subsidiaries at the beginning and end of an applicable offering period are eligible to participate in such offering under the Purchase Plan, subject to certain limitations imposed by Code Section 423(b) and limitations on stock ownership as defined in the Purchase Plan.

During the fiscal year ended December 31, 2003, the four most highly compensated officers (other than the Company's Chief Executive Officer who is ineligible to participate) purchased 8,744 shares of Common Stock under the Purchase Plan. As of March 1, 2004, approximately 684 employees of the Company were eligible to participate in the Purchase Plan, including each of four most highly compensated officers (other than the Company's Chief Executive Officer). Non-employee directors are not eligible to participate in the Purchase Plan, and did not, therefore, purchase any Common Stock under the Purchase Plan.

No employee may purchase more than $25,000 in fair market value of Common Stock for any calendar year under the Purchase Plan. Also, no employee may purchase any Common Stock under the Purchase Plan if immediately thereafter such employee's ownership of shares and options to purchase shares represented more than five percent of the total Common Stock issued and outstanding at that time. As of March 1, 2004, the closing price of the Common Stock was $12.79 per share, as reported by NASDAQ.

Participation in the Purchase Plan

The Purchase Plan is implemented by one offering during each six-month period of the calendar year. Offering periods commence on January 1 and July 1 of each year and continue for six months. The Board has the power to alter the duration of the offering periods without stockholder approval. Eligible employees may become participants in the Purchase Plan by completing a subscription agreement authorizing payroll deductions and delivering it to the Company's payroll office at least 15 days prior to the first offering date with respect to which it is to be effective, unless a later time for filing the subscription agreement has been set by the Company for all eligible employees with respect to a given offering. An employee's participation continues from offering period to offering period at the deduction rate authorized in the subscription agreement unless the participant makes a timely election of a different rate or withdraws from the Purchase Plan by filing a new subscription agreement specifying the desired change. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering period may not participate until the commencement of the next offering period.

Purchase Price

The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the first day of the offering period or 85% of the fair market value of a share of Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date will be equal to the closing price of the Common Stock on such date as reported by NASDAQ.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is paid through accumulated payroll deductions over the offering period. The rate of deductions may not exceed 15%, or such other rate as may be determined from time to time by the Board, of a participant's compensation and a participant may not increase or decrease the rate of deduction for an offering period after it commences. Payroll deductions for a participant shall commence on the first payday following the date of commencement of the offering period and shall continue thereafter from offering period to offering period at the same rate unless such rate is changed. The employee participant may elect to change his or her percentage rate of payroll deduction only by completing and filing a new subscription agreement with the Company not fewer than 15 days prior to the first day of the offering period with respect to which it is to become effective.

All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the Company's general funds. Any amounts remaining to the credit of a participant's account after the purchase of the permitted number of shares at the end of an offering period, other than an amount representing a fractional share, will be returned to the participant without interest. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

Purchase of Stock; Exercise of Option

By executing a subscription agreement to participate in the Purchase Plan, an employee is entitled to have shares placed under option to him or her. The maximum number of shares which may be placed under an option is that number of whole shares of the Common Stock arrived at by dividing (a) an amount equal to 5% of a participant's aggregate compensation for the 12 calendar months prior to the offering date, by (b) 85% of the fair market value of a share of the Common Stock at the offering date. Although the actual purchase price per share upon the exercise of an option under the Purchase Plan will be the lesser of 85% of the fair market value of the Common Stock on the first day of the offering period or on the last day of the offering period, the maximum number of shares which may be purchased upon the exercise of an option at the end of an offering period will not exceed the number calculated in accordance with the formula in the preceding sentence.

Unless an employee's participation in the Purchase Plan is terminated, his or her option for the purchase of shares will be exercised automatically on the last day of the offering period at the applicable price. The shares purchased for an employee will be delivered to him or her as promptly as practicable after the end of the applicable offering period, together with any cash remaining to the credit of his or her account under the Purchase Plan after the purchase of shares, other than any amount representing a fractional share. Any amount representing a fractional share will be credited to a participant's account for the next offering period.

Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of an option thereunder, the employee would own 5% or more of the outstanding voting stock or value of all classes of stock of the Company or its subsidiaries (including stock which may be purchased through subscriptions under the Purchase Plan or pursuant to any other options), nor will any employee be granted an option under an employee stock purchase plan (within the meaning of Code Section 423 and any successor provision) which would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable.

Withdrawal

Although each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, a participant can discontinue his or her participation in a given offering in whole, but not in part, by signing and delivering to the Company a notice of option cancellation and withdrawal from the Purchase Plan at any time prior to the end of an offering period. Promptly after such withdrawal, all payroll deductions credited to the employee's account will be returned to him or her without interest and no further payroll deductions will be made during the offering period.

Any withdrawal by an employee of accumulated payroll deductions for a given offering automatically terminates the employee's interest in that offering. In effect, the employee is given an option which may or may not be exercised upon termination of the applicable offering period. By executing the subscription agreement to participate in the Purchase Plan, an employee does not become obligated to make the stock purchase; rather the subscription agreement is merely an election by the employee to place shares under option to him or her. Unless an employee's participation is terminated, his or her option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares purchasable with the employee's accumulated payroll deductions will be purchased for the employee at the applicable price.

A participant's withdrawal from an offering or an employee's decision not to participate in an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain in the continuous employ of the Company for more than 20 hours per week during the offering period, terminates his or her participation in the Purchase Plan. In such event, the payroll deductions credited to the participant's account will be returned without interest to such participant, or, in the case of death, to the person or persons entitled thereto as specified by the participant in the subscription agreement.

Adjustment Upon Changes in Capitalization

Subject to any required action by the stockholders, the number of shares of Common Stock covered by an option under the Purchase Plan and the number of shares which are available for issuance, as well as the option price per share of an unexercised option, will be proportionately adjusted for any change in the number of shares of Common Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, outstanding options will be assumed by the successor corporation or the Board will declare that any option will terminate as of a date fixed by the Board or its committee which is at least 30 days after notice thereof is given to participants. Unless a participant terminates his or her participation in the Purchase Plan prior to such date, his or her option to purchase shares will be automatically exercised on such date and the accumulated payroll deductions credited to a participant's account on such date will be applied to purchase whole shares of the Common Stock (up to the maximum number of shares subject to his or her option).

Nonassignability

No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned or transferred for any reason (other than upon the death of an employee as provided in the Purchase Plan), and any such attempt may be treated by the Company as an election by the participant to withdraw from the Purchase Plan.

Designation of Beneficiary

A participant may file a written designation of a beneficiary who is to receive any shares and/or cash from the participant's account under the Purchase Plan in the event of such participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a validly designated beneficiary who is living at the time of the participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the participant's estate, or if no such person has been appointed, then to such person as the Company determines in its discretion.

Reports

Individual accounts are maintained for each Purchase Plan participant. Each participant receives as promptly as practicable after the end of each offering period a report of his or her account setting forth the total number of accumulated payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any, in his or her account.

Amendment and Termination of the Purchase Plan

The Board may at any time amend or terminate the Purchase Plan, except that any termination shall not affect options previously granted thereunder nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant without his or her prior written consent. No amendment may be made to the Purchase Plan without prior approval of the Company's stockholders if such amendment would increase the number of shares reserved under the Purchase Plan, modify the eligibility requirements or materially increase the benefits which may accrue to participants under the Purchase Plan. In any event, the Purchase Plan will terminate on November 1, 2011, provided that such termination shall not affect options previously granted and then outstanding. The current proposal increases by 850,000 the number of shares available for issuance under the Purchase Plan.

Federal Income Tax Information

The following is a brief summary of certain federal income tax consequences relating to participation in the Purchase Plan. The summary does not purport to be complete, is solely for general information and does not make any specific representations to any participant. The tax treatment under foreign, state or local law is not covered in this summary. In addition, tax laws are subject to change at any time. Therefore, each participant is urged to consult with his or her own tax adviser for counseling regarding federal, state, local and foreign tax consequences relating to participation in the Purchase Plan.

The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Code Sections 421 and 423. Under these provisions, no income will be taxable to a participant at the time of grant of an option or purchase of shares. As summarized below, a participant may become liable for tax upon disposition of the shares acquired under the Purchase Plan.

If shares are disposed of by a participant at least two years after the date of the beginning of the offering period in which such shares were acquired, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) the excess of the fair market value of the shares at the beginning of the offering period in which such shares were acquired over the purchase price of the shares (computed as of the commencement of such offering period) will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are sold and the sales price is less than the purchase price, the participant does not recognize any ordinary income and has a long-term capital loss equal to the difference. The Company is not allowed an income tax deduction in connection with such disposition.

If shares are disposed of by a participant (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the date the option is exercised over the purchase price of the shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. In the event of such a disposition, the Company is entitled to a deduction for the amount treated as ordinary income to a participant. The balance of any gain realized on such disposition will be treated as a short-term or long-term capital gain, as the case may be. Even if the shares are sold for less than their fair market value on the date the option was exercised, the same amount of ordinary income will be attributed to a participant and a capital loss will be recognized equal to the difference between the sales price and the value of the shares on the option exercise date.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

Restrictions on Resale

The Company intends to register the Common Stock issuable under the Purchase Plan under the Securities Act as soon as practicable after receiving stockholders approval. Certain officers may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. Common Stock acquired under the Purchase Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 promulgated under the Securities Act or another exemption from the registration requirements of the Securities Act.

                     Participation in Purchase Plan in 2003

The following table sets forth certain information with respect to the participation in the Purchase Plan during 2003 by the Company's Chief Executive Officer, the Company's other four most highly compensated officers, the Company's executive officers as a group, and the Company's non-executive officer employees as a group. Non-employee directors are not eligible to participate in the Purchase Plan.

-------------------------------------------------------------------------------------------------------
                   Name and Position                            Number of       Purchase       Weighted
                                                                  Shares       Prices for       Average
                                                                Purchased     both Periods     Purchase
                                                                                                 Price
-------------------------------------------------------------------------------------------------------
M. Dendy Young, Chairman and Chief Executive Officer(1)               0            N/A             N/A
-------------------------------------------------------------------------------------------------------
John T. Spotila, President and Chief Operating Officer            3,244          $7.44           $7.44
-------------------------------------------------------------------------------------------------------
Thomas A. Mutryn, Senior Vice President and Chief Financial
Officer                                                           1,362          $7.44           $7.44
-------------------------------------------------------------------------------------------------------
Terri S. Allen, Senior Vice President, Sales                      2,352          $7.44           $7.44
-------------------------------------------------------------------------------------------------------
John Littley III, Senior Vice President, Program and
Information Services                                              1,786          $7.44           $7.44
-------------------------------------------------------------------------------------------------------
Executive Group                                                   8,744          $7.44           $7.44
-------------------------------------------------------------------------------------------------------
Non-Executive Officer Employee Group                              6,745          $7.44           $7.44
-------------------------------------------------------------------------------------------------------

(1)   Mr. M. D. Young is not eligible to participate in the Purchase Plan.

                                   PROPOSAL 3
               APPROVAL OF THE GTSI CORP. LONG-TERM INCENTIVE PLAN

On January 23, 2004, the Board adopted, subject to stockholder approval, the GTSI Long-Term Incentive Plan (the "LTIP"). At the Meeting stockholders will consider and act on the approval of the LTIP. The purpose of the LTIP is to encourage behavior that creates superior financial performance and to strengthen the commonality of interests between LTIP participants and the Company's owners in creating superior stockholder value. The following is a description of the material terms of the LTIP, and as such is qualified in its entirety by the actual terms of the LTIP, a copy of which is attached to this Proxy Statement as Appendix B. The LTIP is designed and intended to comply, to the extent applicable, with Code Section 162(m).

Awards may be granted to officers of the Company and its subsidiaries in the sole discretion of the Compensation Committee ("Committee"), taking into account such factors as the Committee deems relevant in connection with accomplishing the purposes of the LTIP. There are currently five (5) executive officers and ten (10) other officers eligible to participate in the LTIP.

The Board unanimously recommends a vote FOR approval of this proposal to adopt a Long Term Incentive Plan.

The LTIP will be administered by the Compensation Committee (the "Committee"), which will consist of two or more persons, each of whom is an "outside director" within the meaning of Code Section 162(m). The Board or the Committee may at any time alter, amend, suspend or terminate the LTIP; provided, however, that (a) no amendment that requires stockholder approval for the LTIP to continue to comply with Code Section 162(m) will be effective unless it is approved by the requisite vote of the Company's stockholders and (b) no amendment may affect adversely any of the rights of a participant under any award following the end of the Performance Period (as defined below) to which such award relates.

The LTIP provides for the granting of awards with respect to the performance periods as the Committee may determine (each such period, a "Performance Period"). The receipt of each award will be subject to the achievement of such performance factor or factors (the "Performance Factors") as the Committee may determine. Performance Factors may include any or all of the following: stock price; total stockholder return, earnings per share; revenue; net sales; operating income or margin; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity; return on assets; market share; sales (net or gross) measured by product line, territory, customer(s), or other category; earnings from continuing operations; net worth; levels of expense, cost or liability by category, operating unit or any other delineation; any increase or decrease of one or more of the foregoing over a specified period or the performance relative to one or more of the foregoing relative to other peer companies over a specified period. Such Performance Factors may relate to the Company's performance, a business unit, product line, territory, or any combination thereof. Except with respect to any LTIP participant who is an "executive officer" (within the meaning of Exchange Act Rule 3b-7), Performance Factors may also include such objective or subjective performance goals as the Committee may from time to time establish. Performance Factors may include a level of performance below which no payment will be made, a target performance level at which the full amount of the award will be made, and a maximum performance level at which the maximum amount will be paid. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of awards will be made only if and to the extent that the Performance Factors with respect to such Performance Period are attained.

The Committee may reduce or eliminate any award earned under the LTIP but in no event may the Committee increase at its discretion the amount of an award payable to a Covered Employee (as defined in Code Section 162(m)(3)). See "Executive Compensation and Other Information" below.

Unless otherwise determined by the Committee, all payments in respect of awards granted under the LTIP will be made, in cash, within a reasonable period after the end of the Performance Period. In the case of participants who are Covered Employees, unless otherwise determined by the Committee, such payments will be made only after achievement of the Performance Factors has been certified to the Board by the Committee. Notwithstanding any other provision of the LTIP, no later than three business days following the occurrence of a Change in Control of the Company (as defined in the LTIP), the Company will pay to each participant an amount with respect to each Performance Period that had not been completed as of the date of such Change of Control equal to the amount that would have been paid with respect to such Performance Period had the Performance Factors for such Performance Period been achieved at the target level.

Awards will not be transferable by a participant except upon the participant's death following the end of the Performance Period but prior to the date payment is made, in which case the award will be transferable to the participant's named beneficiary or, if none or the named beneficiary has not survived the participant, by will or the laws of descent and distribution.

New Plan Benefits

Neither the Board nor the Compensation Committee has made any specific determination regarding Performance Factors or the making of any awards under the LTIP if it is approved by stockholders. Thus the benefits or amounts that will be received by or allocated under the LTIP to the Company's Chief Executive Officer, other four most highly compensated officers other than the Chief Executive Officer, and the current officers as a group, including current officers who are not executive officers, as a group are not currently determinable. Similarly, such benefits and amounts would not be currently determinable if the LTIP had been in effect during the fiscal year ended December 31, 2003.

                                   PROPOSAL 4
              APPROVAL OF AMENDMENTS TO THE 1996 STOCK OPTION PLAN

At the Meeting, the stockholders will be requested to consider and approve a proposal to amend the Company's 1996 Stock Option Plan (the "1996 Plan") to (a) provide for the automatic annual grant to the Lead Independent Director of non-statutory options to purchase up to 2,000 shares of Common Stock pursuant to the 1996 Plan and (b) subject to the approval of the committee appointed by the Board to administer the 1996 Plan, or if no such committee exists, of the Board, permit non-employee directors, including the Lead Independent Director, to exercise options granted to them under the 1996 Plan by paying the purchase price for the Common Stock to be issued upon exercise of their options and satisfying any withholding tax obligation incident thereto, with Common Stock held for more than six months. These rights shall only apply to options granted to non-employee directors after the stockholders approve these amendments. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Meeting will be required to approve the proposal to amend the 1996 Plan. The Board believes the amendments are in the best interests of the Company and its stockholders because they would provide more effective incentives for the non-employee directors, including the Lead Independent Director, to promote the interests of the Company and its stockholders.

The Board has unanimously adopted these amendments to the 1996 Plan, subject to stockholders approval, and unanimously recommends that the stockholders vote FOR approval of such amendments to the 1996 Plan.

Option Grants to Lead Independent Director

As discussed above under "Board of Directors, Committees and Corporate Governance - Lead Director," the Board has established the position of Lead Independent Director, effective as of the Meeting. While the Board has not yet appointed an independent director as Lead Independent Director, it has determined, subject to stockholders approval, to appoint and compensate a non-employee director as Lead Independent Director by annually granting to such non-employee director a nondiscretionary option to purchase up to 2,000 shares of Common Stock under the 1996 Option Plan. Such compensation would be in addition to the annual automatic grant of a non-statutory option that the Lead Independent Director would receive as a non-employee director, as discussed below. Except for the number of shares purchasable thereunder, the option proposed to be granted automatically on an annual basis to the Lead Independent Director will be identical to the non-statutory options granted to non-employee directors annually under the 1996 Plan, as discussed below. The Lead Independent Director assists the Chairman and the other Board members in assuring effective corporate governance. The Lead Independent Director's responsibilities also include assisting the Chairman in reviewing the functions of Board committees and recommending the creation or discontinuance of committees, considering questions of potential conflicts of interest, acting as a resource on corporate governance matters, and acting as the spokesperson for the Company if the Chairman is absent.

If the stockholders approve the amendments to the 1996 Plan, which will be voted on as one proposal, Section 6 of the 1996 Plan will be amended to include the following:

         The non-employee director appointed by the Board as the Lead Independent Director shall be granted automatically a Non-Statutory Stock Option to purchase up to 2,000 Shares as of the date such person is appointed or reappointed to serve as Lead Independent Director. Any such Non-Statutory Options shall vest and become exercisable cumulatively, in 12 equal monthly installments commencing on the last business day of the month of grant; provided that if the Optionee ceases to serve as a Lead Independent Director during any month, the Option shall cease to vest and become exercisable with respect to any subsequent month(s). All other terms and conditions in this Plan regarding Options granted automatically to Non-Employee Directors shall also apply to the above-referenced Options to be granted to the Lead Independent Director.

If the amendments to the 1996 Plan are not approved by stockholders at the Meeting, the Board will consider providing cash compensation to the non-employee director serving as the Lead Independent Director.

Payment of Exercise Price by Non-Employee Directors with Common Stock

Currently Section 6 of the 1996 Plan states as follows: The consideration to be paid for the Shares to be issued upon exercise of an option by a Non-Employee Director shall consist entirely of cash, check or broker's commitment to pay or some combination thereof.

With respect to optionees other than non-employee directors, Section 7.d of the 1996 Plans currently states as follows:

   Except in the case of Non-Employee Directors, the consideration to be paid for the Shares to be issued upon exercise of an Option and to be paid to satisfy any withholding tax obligation incident thereto, including the method of payment, shall be determined by the Committee and, subject to approval by the Committee, may consist entirely or in any combination of cash, check, a commitment to pay by a broker or Shares held by the Optionee or issuable upon exercise of the Option, or such other consideration and method of payment permitted under any laws to which the Company is subject. In the case of an Incentive Stock Option, such provision shall be determined on the date of the grant.

If the stockholders approve the amendments to the 1996 Plan:

(a) The text of Section 6 of the 1996 Plan set forth above will be replaced in its entirety with the following text:

   The consideration to be paid for the Shares to be issued upon exercise of an Option by a Non-Employee Director shall consist of (a) cash or check or (b) subject to approval by the Committee, cash, check, broker's commitment to pay, or Common Stock held by the Optionee for at least six months, or some combination thereof.

(b) The text of Section 7.d of the 1996 Plan set forth above will be replaced in its entirety with the following text:

   Except in the case of Non-Employee Directors, which shall be governed by
   Section 6, the consideration to be paid for the Shares to be issued upon exercise of an Option and to be paid to satisfy any withholding tax obligation incident thereto, including the method of payment, shall be determined by the Committee and, subject to approval by the Committee, may consist entirely or in any combination of cash, check, a commitment to pay by a broker or Shares held by the Optionee or issuable upon exercise of the Option, or such other consideration and method of payment permitted under any laws to which the Company is subject. In the case of an Incentive Stock Option, such provision shall be determined on the date of the grant.

If the stockholders approve the above-discussed amendments to the 1996 Plan, there are currently eight non-employees who would be eligible, subject to the Committee's approval, to exercise their 1996 options by tendering Common Stock held for at least six months to the Company in payment of the purchase price for the Common Stock issuable upon exercise of the options. The above-discussed amendments would only apply to options granted to non-employees after the Meeting, not to options that were previously granted to the non-employees. The Board believes that authorizing the Committee to approve the payment of the purchase price for Common Stock issuable upon exercise of options by a non-employee director with Common Stock held by the Optionee for at least six months is advisable and in the best interest of the Company and its stockholders. The Board believes that stock options are invaluable tools for the recruitment, retention and motivation of qualified employees, including officers and directors, and non-employee directors who can contribute materially to the Company's success. The Company has historically used stock options for these purposes.

At their 2003 annual meeting, the Company's stockholders approved an amendment to the 1996 Plan increasing by 1,000,000 the number of shares of Common Stock authorized for issuance under options granted thereunder. As a result, the shares issued and issuable under the 1996 Plan total 2,500,000. As of March 1, 2004, options to purchase 1,600,725 shares of Common Stock were outstanding under the 1996 Plan and 1,139,916 shares of Common Stock remained available for issuance under the 1996 Plan pursuant to future option grants. The 1996 Plan will expire in May 2006 (but such termination will not affect outstanding options previously granted thereunder).

Under the 1996 Plan, as discussed below, non-discretionary options are granted to non-employee directors. The Company has not, however, made any specific determinations regarding the employees, including employees who are also directors and officers, eligible to receive awards under the 1996 Plan, the size of awards or the term of awards.

Code Section 162(m) generally limits the allowable deduction for compensation paid to an officer of a publicly held corporation who is the Chief Executive Officer or one of the four most highly compensated officers (other than the Chief Executive Officer) to $1 million for each taxable year beginning on or after January 1, 1994.

Certain types of compensation are exempted from the deduction limit imposed by Code Section 162(m), including payments contingent on the attainment of one or more performance goals if the performance goals are established by a compensation committee of the board of directors that is composed solely of two or more outside directors and the material terms of the compensation and performance goals are disclosed to and approved by the stockholders of the corporation before payment. In the case of a stock option plan, a payment will satisfy the requirement that compensation be paid on the basis of a pre-established performance goal if the stock option grant is made by the compensation committee, the plan includes a per-employee limitation on the number of shares for which options may be granted during a specified period, the exercise price of the option is no less than the fair market value of the stock on the date of grant, and the plan is approved by the stockholders of the corporation.

The 1996 Plan was designed to allow options granted thereunder to qualify for the exemption from the $1 million limit on tax-deductible payments under Code
Section 162(m). Accordingly, upon approval of the 1996 Plan, including the proposed amendment, by the stockholders, the Company's entitlement to tax deductions in connection with stock option payments to the Chief Executive Officer and the four most highly compensated officers of the Company under the 1996 Plan is not expected to be limited by Section 162(m).

A summary of the principal provisions of the 1996 Plan is set forth below and is qualified in its entirety by reference to the 1996 Plan, as amended, a copy of which will be provided to any stockholder upon written request to the Company's Secretary.

Purposes

The purposes of the 1996 Plan are to promote the interests of the Company and its stockholders by: (a) helping to attract and retain the services of non-employee directors and selected key employees of the Company who are in a position to make a material contribution to the successful operation of the Company's business; (b) motivating such persons, by means of performance-related incentives, to achieve the Company's business goals; and (c) enabling such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase stock of the Company.

Administration

The 1996 Plan is currently administered by the Board's Compensation Committee (the "Committee"). The interpretation and construction of any provision of the 1996 Plan is within the sole discretion of the Committee, whose determination is final and binding. The Committee, however, does not have the authority to adjust or amend the exercise price of any options previously awarded to any optionee, whether through amendment, cancellation, replacement grant or other means.

Eligibility

The 1996 Plan provides that non-statutory stock options may be granted to employees (including officers, and directors who are also employees) and non-employee directors of the Company; and that incentive stock options may be granted only to employees (including officers, and directors who are also employees) of the Company. The Committee selects the optionees (other than non-employee directors) and determines the type of option (i.e., incentive or non-statutory) and the number of shares to be subject to each option. In making such determination, the Committee takes into account the employee's duties and responsibilities, the value of the employee's services and current and potential contribution to the Company's success, and other relevant factors. Each non-employee director of the Company is granted automatically a non-statutory stock option to purchase up to 10,000 shares, and a non-employee director elected to serve as Chairman of the Board is granted automatically a non-statutory stock option to purchase up to an additional 10,000 shares, of Common Stock: (a) as of the date such person is elected or reelected as a non-employee director and/or as Chairman, respectively, and (b) as of the first and second anniversary of election or reelection provided that such person is serving as of such first or second anniversary as a non-employee director. If the election of a non-employee director or Chairman occurs prior to an annual stockholders' meeting, the non-employee director shall receive a pro rata option grant (or, in the case of Chairman, an additional pro rata option grant) in connection with his or her election. If the 1996 Plan Amendments are approved by stockholders, the Lead Director will be granted automatically a non-statutory option to purchase up to 2,000 shares as of the date of his or her appointment by the Board and as of the date such person is reappointed as a Lead Independent Director. As of March 1, 2004, approximately 104 persons were eligible to receive options and options to purchase up to 1,600,725 shares of Common Stock were held by optionees under the 1996 Plan.

Terms of Options

Options granted under the 1996 Plan are either non-statutory stock options or, except in the case of non-employee directors, incentive stock options (as defined in Code Section 422). Each option will be evidenced by a written stock option agreement between the Company and the person to whom such option is granted and is subject to the following additional terms and conditions:

(a)      Exercise of Options:

(i)      Employees (including officers and directors who are also employees):
The optionee must earn the right to exercise the option by continuing to serve as an employee of the Company and by meeting such other conditions as may be determined by the Committee, including any performance criteria with respect to the Company and/or the optionee as may be determined by the Committee. Any option granted to an employee shall be exercisable at such times and under such conditions as may be determined by the Committee; it is anticipated (based on the Company's experience with the 1996 Plan) that options typically will be exercisable ratably in cumulative annual installments over a four-year period.

(ii) Non-employee Directors: Each non-employee director of the Company is granted automatically a non-statutory stock option to purchase up to 10,000 shares, and a non-employee director elected to serve as Board Chairman is granted automatically a non-statutory stock option to purchase up to an additional 10,000 shares, of Common Stock; (1) as of the date such person is elected or reelected to serve as a non-employee director and/or as Chairman, respectively, and (2) as of the first and second anniversary of such person's election or reelection provided that such person is serving as of such first or second anniversary as a non-employee director. Any such options shall vest and become exercisable, cumulatively, in 12 equal monthly installments commencing on the last business day of the month of grant; provided that if an optionee ceases to serve as a non-employee director during any month, the option shall cease to vest and become exercisable with respect to any subsequent month(s). If the initial election of a non-employee director or Chairman occurs prior to an annual stockholders' meeting, the non-employee director shall receive a pro rata option grant (or, in the case of Chairman, an additional pro rata option grant) in connection with his or her election, and the related options shall vest and become exercisable, cumulatively, in equal monthly installments. The Committee does not have the power to determine eligibility for grants of non-statutory stock options or the number of shares for which non-statutory stock options may be granted or the timing or exercise price of non-statutory stock options granted to any non-employee director.

If an optionee ceases to serve as a non-employee director for any reason, the 1996 Plan provides that he or she may exercise his or her options, to the extent that he or she was entitled to do so at the date of such cessation, at any time before the earlier of (a) the fifth anniversary of such cessation date and (b) the date on which the respective options would have expired if the optionee had not ceased to serve as a non-employee director.

(iii) An option is exercised by giving written notice of exercise to the Company that specifies the number of shares of Common Stock to which the option is being exercised, and tendering payment to the Company of the purchase price. The form of payment for shares to be issued upon the exercise of an option may
(x) in the case of employees consist entirely or in any combination of cash, check, a commitment to pay by a broker or shares held by the optionee or issuable upon exercise of the option, or such other consideration and method of payment permitted under any laws to which the Company is subject, or (y) in the case of non-employee directors consist of (a) cash or check or (b) subject to approval by the Committee, cash, check, broker's commitment to pay, or Common Stock held by the Optionee for at least six months, or some combination thereof; provided, however, that, if stockholders do not approve the 1996 Plan Amendments at the Meeting, non-employee directors may only use cash, check or broker's commitment to pay, or some combination thereof, as payment for the exercise of an option.

(b) Exercise Price: The exercise price per share for the shares to be issued pursuant to the exercise of an option shall be such price as is determined by the Committee; provided, however, that: (i) with respect to both non-statutory stock options and incentive stock options such price shall in no event be less than 100% of the fair market value per share on the date of grant, except that the Committee may specifically provide that the exercise price of an option may be higher or lower in the case of an option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired; and (ii) the Committee does not have the authority to adjust or amend the exercise price of any options previously awarded to any optionee, whether through amendment, cancellation, replacement grant or other means. In the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price per share shall be no less than 110% of the fair market value per share on the date of grant. The Common Stock fair market value per share on the date of an option grant will be equal to the closing price of the Common Stock on the date of the option grant. On March 1, 2004, the closing price of the Common Stock on the NASDAQ was $12.79 per share.

(c) Limits on Stock Option Grants: The maximum number of shares which may be subject to options awarded under the 1996 Plan during any calendar year to any one optionee shall not exceed 100,000 shares. To the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the options in excess of such limit shall be treated as non-statutory stock options.

(d) Termination of Employment: If the optionee's employment with the Company is terminated for any reason other than death or total and permanent disability, the option may be exercised within one month or within three months in the case of an incentive stock option (or in certain cases six months), or within six months in the case of a non-statutory stock option, in each case as is determined by the Committee, after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the time of termination.

(e) Death or Disability: If an optionee should die or become permanently and totally disabled while employed by the Company, the options granted to him or her may be exercised at any time within six months (or such period of time not exceeding one year as is determined by the Committee) after such death or disability, but only to the extent the optionee was entitled to exercise the options at the date of his or her termination of employment due to such death or disability.

(f) Term and Expiration of Options: Options may not have a term greater than 10 years from the grant date. No option may be exercised after its expiration.

(g) Nontransferability of Options: Options granted under the Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or, if permitted of options granted under Exchange Act Rule 16b-3, transfers between spouses incident to a divorce.

(h) Other Provisions: The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Committee.

Adjustment Upon Changes in Capitalization

Subject to any required action by the Company's stockholders, if a change, such as a stock split or stock dividend, is made in the Company's capitalization which affects the stock for which options are exercisable under the 1996 Plan, appropriate adjustment will be made in the exercise price of and the number of shares covered by outstanding options, and in the number of shares available for issuance under the 1996 Plan. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, as a result of which the Company is not the surviving and controlling corporation, the Board will make provision for the assumption of all outstanding options by the successor corporation or the Board will declare that any option will terminate as of a date fixed by the Board which is at least 30 days after notice thereof is given to optionees, and permit each optionee to exercise his or her option as to all or a portion of the shares covered by such option, including shares as to which the option would not otherwise be exercisable.

Federal Tax Information

The federal income tax consequences of options are complex and subject to change. The following discussion is only a brief summary of the general federal income tax rules currently applicable to options and does not cover all specific transactions that may arise. A taxpayer's particular situation may be such that the general federal income tax rules described herein may not apply. This summary does not cover the state, local or foreign tax consequences of the grant or exercise of options under the 1996 Plan or the disposition of Common Stock acquired upon exercise of such options or federal estate tax or state estate, inheritance or death taxes. Therefore, each participant is urged to consult with his or her own tax adviser regarding federal, state, local and foreign tax consequences relating to participating in the 1996 Plan.

Incentive Stock Options

If an option granted under the 1996 Plan is treated as an incentive stock option, the optionee will not recognize any income for regular income tax purposes upon either the grant or the exercise of the option and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability in the year of exercise.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years of the date of the grant of such option or within one year after transfer of the shares to him, whichever ends later, any gain realized upon disposition will be characterized as long-term capital gain, and any loss will be treated as long-term capital loss. In either such case, the Company will not be entitled to a federal income tax deduction.

If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the purchase price or (b) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income in the taxable year in which the disposition occurs. Any such ordinary income will increase the optionee's tax basis for purposes of determining gain or loss on the sale or exchange of such shares. The excess, if any, of the amount realized over the fair market value of the shares at the time of the exercise of the option will be treated as short-term or long-term capital gain, as the case may be, and any loss realized upon the disposition will be treated as a capital loss. An optionee will be generally considered to have disposed of shares if he sells, exchanges, makes a gift of or transfers legal title to such shares (except by pledge in certain non-taxable exchanges, a transfer in insolvency proceedings or upon death). If the amount realized from a sale or exchange of the shares is less than the purchase price, the optionee generally will not recognize income.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price is an adjustment in determining an optionee's alternative minimum taxable income for such year. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he exercises an incentive stock option. An optionee who makes a disqualifying disposition of stock acquired upon exercise of an incentive stock option must still treat such excess as an adjustment in determining alternative minimum taxable income. In the case of a disqualifying disposition which occurs after the year of exercise, an individual would be required to recognize alternative minimum taxable income in the year of exercise and ordinary income in the year of such disqualifying disposition in an amount determined under the rules described above. In addition, an optionee's alternative minimum tax liability is affected by the availability of special credit, a basis adjustment and other complex rules.

In general, there will be no federal income tax consequences to the Company upon the grant, exercise or termination of an incentive stock option. However, if an optionee sells or disposes of stock received upon the exercise of an incentive stock option prior to satisfying the two-year and one-year holding periods described above, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares.

Non-statutory Stock Options

Non-statutory stock options granted under the 1996 Plan do not qualify as "incentive stock options" and, accordingly, do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he is granted a non-statutory option. However, upon its exercise, the optionee will recognize ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the option price. In the case of an optionee who is subject to Exchange Act Section 16, the optionee will recognize ordinary income on the later of the date that the option is exercised and the date that is six months after the option was granted. The income realized by an optionee who is a current or former employee will be subject to income tax withholding by the Company.

Upon a sale of any shares acquired pursuant to the exercise of a non-statutory stock option, the difference between the sale price and the optionee's tax basis in the shares will be treated as short-term or long-term capital gain or loss, as the case may be. The optionee's tax basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of a non-statutory stock option typically will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

In general, there will be no federal income tax consequences to the Company upon the grant or termination of a non-statutory stock option or a sale or disposition of the shares acquired upon the exercise of a non-statutory stock option. However, upon the exercise of a non-statutory stock option, the Company will be entitled to a deduction to the extent and in the year that ordinary income from the exercise of the option is recognized by the optionee, provided the Company has satisfied its withholding obligations under the Code.

Amendment and Termination of the 1996 Plan

The Committee may amend or terminate the 1996 Plan from time to time in such respects as the Committee may deem advisable and shall make any amendments which may be required so that options intended to be incentive stock options shall continue to be incentive stock options for the purpose of Code Section 422; provided, however, that without approval of the holders of a majority of the Common Stock, no such revision or amendment shall be made that affects the ability of options thereafter granted to satisfy Exchange Act Rule 16b-3. Except as otherwise provided in the 1996 Plan, any amendment or termination of the 1996 Plan shall not affect options already granted and the 1996 Plan shall not adversely affect the terms of any option granted prior to the date the 1996 Plan was approved by stockholders, unless mutually agreed by the Company and an optionee. The 1996 Plan will continue in effect until May 7, 2006 unless sooner terminated by the Committee or, subject to the approval of the Board and stockholders, extended.

New Plan Benefits

As discussed above, under the 1996 Plan, each non-employee director is granted automatically a non-statutory option to purchase up to 10,000 shares, and a non-employee director elected to serve as Chairman of the Board is granted automatically a non-statutory option to purchase up to an additional 10,000 shares, of Common Stock (a) as of the date such person is elected or reelected to serve as a non-employee director or as Chairman, respectively, and (b) as of the first anniversary and second anniversary of such person's election or reelection provided that such person is serving as of such first or second anniversary as a non-employee director. If the amendments to the 1996 Plan are approved by stockholders as discussed above and the Board appoints a Lead Independent Director, such independent director will be granted automatically a non-statutory option to purchase up to 2,000 shares of Common Stock as of the date such director is appointed or reappointed to serve as Lead Independent Director. During 2003, the non-employee directors received automatic grants under the 1996 Plan of non-statutory options to purchase up to 85,833 shares of Common Stock.

As of March 1, 2004, the eight non-employee directors as a group held options automatically granted under the 1996 Plan to purchase a total of 600,000 shares of Common Stock. If stockholders do not approve the above-discussed amendments to the 1996 Plan, (a) no options will be granted to the Lead Independent Director for serving in such capacity and (b) none of the options held by non-employee directors will be exercisable by submitting Common Stock in payment of the purchase price for the shares issuable upon exercise of the respective options.

The following table sets forth information with respect to each non-employee director of the Company concerning, as of March 1, 2004, the options held that had been automatically granted to such non-employee director under the 1996 Plan.

-------------------------------------------------------------------------------------------------------
             Name(1)        Number of Shares   Exercise Price Per       Weighted           Weighted
                           Underlying Options       Share(1)            Average             Average
                               Granted(1)                           Exercise Price(1)   Remaining Life
                                                                                        in Years(1),(2)
-------------------------------------------------------------------------------------------------------
Thomas L. Hewitt                 10,000              $8.18                $8.18              9.20
-------------------------------------------------------------------------------------------------------
Lee Johnson                     110,000          $2.81 - $8.48            $5.32              5.42
-------------------------------------------------------------------------------------------------------
Steve Kelman                     90,000          $2.81 - $8.53            $5.42              6.14
-------------------------------------------------------------------------------------------------------
James J. Leto                   110,000          $2.81 - $8.48            $5.32              5.42
-------------------------------------------------------------------------------------------------------
Barry L. Reisig                  10,000              $8.18                $8.18              9.20
-------------------------------------------------------------------------------------------------------
Lawrence J. Schoenberg          140,000          $2.81 - $8.53            $5.26              4.83
-------------------------------------------------------------------------------------------------------
John M. Toups                    90,000          $2.81 - $8.53            $5.42              6.14
-------------------------------------------------------------------------------------------------------
Daniel R. Young                  40,000          $4.00 - $8.53            $7.00              7.91
-------------------------------------------------------------------------------------------------------
All current non-employee
directors as a group (8         600,000          $2.81 - $8.53            $5.54              5.79
persons)
-------------------------------------------------------------------------------------------------------

(1) Assumes the optionee continues to serve as a non-employee director until the expiration of the term of the respective options.
(2) Excludes an option to purchase up to 5,833 shares of Common Stock granted to Joseph Keith Kellogg on October 29, 2003 when he was appointed to the Board to fill a vacancy. General Kellogg, a nominee for election as a director at the Meeting, resigned from the Board in December 2003 to provide temporary service to the Federal Government.


The Board recommends a vote FOR the proposal to approve the amendments to the 1996 Plan, and your proxy will be so voted unless you specify otherwise.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Common Stock that may be issued upon exercise of options, warrants and rights under the Company's equity compensation plans as of December 31, 2003, including the Company's 1997 Stock Option Plan, 1996 Plan, 1994 Stock Option Plan and the Company's Purchase Plan.

------------------------------------------------------------------------------------------------------------
     Plan Category           Number of Shares to be    Weighted Average Exercise      Number of Shares
                             Issued upon Exercise of     Price of Outstanding     Remaining Available for
                             Outstanding Options (a)          Options (b)           Future Issuance Under
                                                                                     Equity Compensation
                                                                                   Plans (excluding shares
                                                                                   reflected in column (a))
                                                                                             (c)
------------------------------------------------------------------------------------------------------------
Equity compensation                 1,808,417                   $7.3062                   1,165,125
plans approved by
stockholders(1)
------------------------------------------------------------------------------------------------------------
Equity compensation                 1,302,500                   $5.5478                      N/A
plans not approved by
stockholders(2)
------------------------------------------------------------------------------------------------------------
Total                               3,110,917                   $6.427                    1,165,125
------------------------------------------------------------------------------------------------------------

(1) Does not give effect to the amendment to increase the maximum number of shares issuable under the Purchase Plan by 850,000 that will be acted on by the stockholders at the Meeting.
(2) Represents (a) an aggregate of 768,833 shares issuable under options granted from time to time to persons (other than Mr. M. D. Young) not previously employed by the Company, as an inducement essential to such persons entering into employment agreements with the Company, (b) 100,000 shares issuable under an option granted to Mr. M. D. Young in connection with the Company's acquisition of Falcon Microsystems, Inc. from Mr. M. D. Young in 1994, and (c) 700,000 shares issuable under options granted to Mr. M. D. Young in 1995 in connection with a December 15, 1995 Employment Agreement between Mr. M. D. Young and the Company.

                            COMMON STOCK OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of February 16, 2004 (except as noted otherwise) by: (a) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) each of the Company's directors who owns Common Stock; (c) the one nominee for election as a director at the Meeting who currently is not a director; (d) each of the executive officers named in the Summary Compensation Table set forth below under "Executive Compensation and Other Information;" and (e) all current directors and executive officers of the Company as a group.

--------------------------------------------------------------------------------
                                                  Shares             Percent
Name of Beneficial Owner(1)                 Beneficially Owned       of Class
--------------------------------------------------------------------------------
Linwood A. ("Chip") Lacy, Jr.
c/o Solomon, Ward, Seidenwurm & Smith
401 B Street Suite 1200
San Diego, CA 92101                              1,919,400             22.4%
--------------------------------------------------------------------------------
M. Dendy Young(2)
3901 Stonecroft Boulevard
Chantilly, VA  20151-1010                        1,000,323             10.7%
--------------------------------------------------------------------------------
FMR Corp
82 Devonshire Street
Boston, MA  02109                                  818,240              9.5%
--------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401                             557,742              6.5%
--------------------------------------------------------------------------------
Lawrence J. Schoenberg(3)                          347,069              4.0%
--------------------------------------------------------------------------------
Lee Johnson(4)                                     180,167              2.1%
--------------------------------------------------------------------------------
John T. Spotila(5)                                 169,056              1.9%
--------------------------------------------------------------------------------
James J. Leto(6)                                   115,167              1.3%
--------------------------------------------------------------------------------
John Toups(7)                                       99,167              1.1%
--------------------------------------------------------------------------------
Steven Kelman, Ph.D.(8)                             91,167              1.1%
--------------------------------------------------------------------------------
Daniel R. Young(9)                                  59,167               *
--------------------------------------------------------------------------------
Thomas A. Mutryn(10)                                51,362               *
--------------------------------------------------------------------------------
Terri S. Allen(11)                                  64,990               *
--------------------------------------------------------------------------------
John Littley III(12)                                17,948               *
--------------------------------------------------------------------------------
Thomas L. Hewitt(13)                                24,167               *
--------------------------------------------------------------------------------
Barry L. Reisig(14)                                 12,167               *
--------------------------------------------------------------------------------
Joseph Keith Kellogg, Jr.(15)                        2,500                0%
--------------------------------------------------------------------------------
All Directors and Executive Officers             2,230,837             21.6%
as a group (14 persons)(16)
--------------------------------------------------------------------------------

* Less than one percent.

(1) Such persons have sole voting and investment power with respect to all Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.
(2) Includes 800,000 shares for which options are exercisable and 830 shares held in the name of Mr. Young's minor children.
(3) Includes 145,167 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(4) Includes 175,167 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(5) Includes 160,000 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(6) Includes 115,167 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(7) Includes 89,167 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(8) Includes 89,167 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.

(9) Includes 39,167 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(10) Includes 50,000 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(11) Includes 60,000 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(12) Includes 15,000 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(13) Includes 9,167 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004, 10,000 shares registered in the name of Hewitt Family LLC, and 5,000 shares registered in the name of Hewitt Flint Trust.
(14) Includes 9,167 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(15) Includes 2,500 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.
(16) Includes 1,758,836 shares for which options are exercisable or become exercisable within 60 days after February 16, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Exchange Act Section 16(a) requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC reports concerning their beneficial ownership of the Company's equity securities. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all such SEC reports they file. Pursuant to Item 405 of SEC Regulation S-K, the Company is required in this Proxy Statement to provide disclosure of "insiders" who do not timely file such reports. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2003, Terri Allen, John Spotila, John Littley and Keith Kellogg failed to file timely a Form 4 regarding a single common stock option grant. Thereafter the Form 4's were filed.

                               EXECUTIVE OFFICERS

The Company's executive officers, and certain information about each of them, are as follows:

      Name          Age                    Title
--------------------------------------------------------------------------------

M. Dendy Young      56   Chairman of the Board and Chief Executive Officer
John T. Spotila     56   President, Chief Operating Officer and Secretary
Thomas A. Mutryn    50   Senior Vice President and Chief Financial Officer
Terri S. Allen      49   Senior Vice President, Sales
John Littley III    57   Senior Vice President, Program and Information Services

Officers are appointed by and serve at the discretion of the Board, except that officers at the Vice President level are appointed by and serve at the discretion of the Chief Executive Officer.

For information concerning Mr. M. D. Young, see "Election of Directors."

Mr. Spotila joined the Company in December 2000 as Chief Operating Officer, Executive Vice President, General Counsel and Secretary. He was elected President in January 2002, and resigned as General Counsel on January 6, 2003. From July 1999 to December 2000, he was Administrator of the Office of Information and Regulatory Affairs of the Office of Management and Budget in the Executive Office of the President of the United States of America. From December 1998 to June 1999, he was Counselor for the Office of Management and Budget. From September 1993 to December 1998, Mr. Spotila was

General Counsel and Regulatory Policy Officer for the U.S. Small Business Administration. From 1975 to 1993 he was engaged in the private practice of law in Cherry Hill, New Jersey.

Mr. Mutryn joined the Company in January 2003 as Chief Financial Officer and Senior Vice President of Finance. From November 1998 until April 2002, Mr. Mutryn served as Senior Vice President - Finance and Chief Financial Officer at US Airways, Inc. From 1989 to November 1998, Mr. Mutryn held a number of executive positions at United Airlines, Inc., including Vice President and Treasurer and Vice President of Revenue Management.

Ms. Allen joined the Company in July 2001 as Senior Vice President, Sales. From July 2000 until March 2001, she served as Vice President, Sales for Fiderus, a provider of information business security and privacy consulting and services. From May 1998 to February 2000, Ms. Allen served as Vice President, respectively for Eltrax Systems and Bell & Howell Co. From May 1978 to April 1998, she was employed by Xerox Corporation in various business management positions, including serving as Vice President and General Manager, Xerox of the Carolinas.

Mr. Littley joined the Company in June 2002 as Vice President of Program Services. He was promoted in January 2003 to Senior Vice President, Program and Information Services. From September 1993 to January 2002, Mr. Littley served as Senior Vice President of BTG, Inc. From February 1991 to August 1993, he was Vice President of SEA, Inc.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth certain information for the three years ended December 31, 2003 concerning compensation paid or accrued by the Company to or on behalf of: (a) the Company's Chief Executive Officer ("CEO"); and (b) the four most highly compensated executive officers other than the CEO, whose compensation during 2003 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                        -------------------------------------- ------------------------------
                                                       Annual                            Long-Term
                                                    Compensation                    Compensation Awards
                                        -------------------------------------- ------------------------------
                                                                   Other                                           All
                                                                   Annual        Restricted      Securities       Other
          Name and                                                   Com-          Stock         Underlying       Compen-
     Principal Position         Year      Salary       Bonus      pensation       Award(s)        Options         sation
                                          ($)(1)       ($)(2)       ($)(3)          ($)             (#)             ($)
---------------------------------------------------------------------------------------------------------------------------
M. Dendy Young                  2003      323,167     314,722             0              0               0       276,000(4)
Chairman and CEO                2002      300,000     538,140             0              0               0             0
                                2001      294,236      88,155             0              0               0             0
---------------------------------------------------------------------------------------------------------------------------
John T. Spotila                 2003      261,141     205,427             0              0          25,000             0
President, COO and              2002      235,300     336,807             0              0          25,000             0
Secretary                       2001      231,680      87,753             0              0         180,000             0
---------------------------------------------------------------------------------------------------------------------------
Thomas A. Mutryn                2003      215,109     107,333             0              0         125,000        60,000(5)
CFO and Senior Vice
President
---------------------------------------------------------------------------------------------------------------------------
Terri S. Allen                  2003      210,289     122,751             0              0          30,000             0
Senior Vice President,          2002      217,499     141,660             0              0          15,000        94,396(7)
Sales                           2001      147,727(6)        0             0              0         100,000             0
---------------------------------------------------------------------------------------------------------------------------
John Littley III                2003      190,284      98,151             0              0          70,000             0
Senior Vice President,
Program & Information
Services
---------------------------------------------------------------------------------------------------------------------------

(1) Includes amounts, if any, deferred by the Named Executive Officer pursuant to the Company's 401(k) plan.
(2) Bonuses under any Executive Bonus Plan are based on corporate and individual performance. See "Compensation Committee Report on Executive Compensation-- Executive Bonus Plan."
(3) Pursuant to SEC rules, perquisites exceeding neither $50,000 nor 10% of a Named Executive Officer's combined annual salary and bonus are not required to be reported.
(4)   Amount realized upon option exercise.
(5)   Amount received for sign-on bonus.
(6) Represents compensation for that portion of the year during which the executive officer was employed by the Company.
(7)   Amount paid for relocation.

Option Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options made during the year ended December 31, 2003 to each of the Named Executive
Officers:

------------------------------------------------------------------------------- ---------------------------

                                                                                 Potential Realizable Value
                                                                                   at Assumed Annual Rates
                                                                                        of Stock Price
                                                                                   Appreciation For Option
                           Individual Grants                                               Term(4)
------------------------------------------------------------------------------- ---------------------------

                      Number of      % of Total                                   Hypothet-      Hypothet-
                      Securities       Options                                      ical           ical
                      Underlying     Granted to      Exercise     Expiration       Value          Value
                       Options        Employees      Price(3)        Date         Realized       Realized
      Name            Granted(1)      In 2003(2)      ($/Sh)                       at 5%          at 10%
                                                                                    ($)             ($)
-----------------------------------------------------------------------------------------------------------
M. Dendy Young                0
-----------------------------------------------------------------------------------------------------------
John T. Spotila          25,000          3.25%          8.79       7/8/2010         89,460        208,481
-----------------------------------------------------------------------------------------------------------
Thomas A. Mutryn        125,000(5)      16.26%         11.30      1/28/2010        575,029      1,340,063
-----------------------------------------------------------------------------------------------------------
Terri S. Allen           10,000          1.30%         11.30      1/28/2010         46,002        107,205
-----------------------------------------------------------------------------------------------------------
Terri S. Allen           20,000          2.60%          8.79       7/8/2010         71,568        166,784
-----------------------------------------------------------------------------------------------------------
John Littley III         30,000          3.90%         11.30      1/28/2010        138,007        321,615
-----------------------------------------------------------------------------------------------------------
John Littley III         20,000          2.60%          8.79       7/8/2010         71,568        166,784
-----------------------------------------------------------------------------------------------------------
John Littley III         20,000          2.60%         12.48      12/1/2010        101,612        236,800
-----------------------------------------------------------------------------------------------------------

(1) Such options were granted under the Company's 1996 Plan, vest and become exercisable in 25% installments on the first four anniversaries of the grant date.
(2) During fiscal 2003, employees were granted under the Company's 1996 Plan or in accordance with employment offers, and non-employee directors were granted automatically under the 1996 Plan, options to purchase an aggregate of 768,833 shares of Common Stock.
(3)   Represents the closing price of Common Stock on NASDAQ on the grant date.
(4) Potential values are net of exercise price and before taxes payable in connection with the exercise of such options or the subsequent sale of shares acquired upon the exercise of such options. These values are based on certain assumed rates of appreciation (i.e., 5% and 10% compounded annually over the term of such options) based on SEC rules. The actual values, if any, will depend upon, among other factors, the future performance of Common Stock, overall market conditions and the Named Executive Officer's continued employment with the Company. Therefore, the potential values reflected in this table may not necessarily be achieved.
(5) Such options were granted as an inducement to Mr. Mutryn to join the Company.


Aggregated Option Exercises in 2003 and Option Values at December 31, 2003

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended, and unexercised options held as of, December 31, 2003:

--------------------------------------------------------------------------------------------
                                                           Number of
                                                           Securities          Value of
                                                           Underlying         Unexercised
                                                           Unexercised        In-the-Money
                                                            Options at         Options at
                                                          at 12/31/03 ($)    12/31/03 ($)(2)
--------------------------------------------------------------------------------------------

                          Shares            Value           Exercisable/       Exercisable/
         Name           Acquired on     Realized ($)(1)    Unexercisable       Unexercisable
                       Exercise (#)
--------------------------------------------------------------------------------------------
M. Dendy Young             100,000           $276,000             800,000         $8,055,800
                                                                        0                 $0
--------------------------------------------------------------------------------------------
John T. Spotila                  0                 $0             121,250         $1,186,251
                                                                  108,750           $874,638
--------------------------------------------------------------------------------------------
Thomas A. Mutryn                 0                 $0              25,000            $63,775
                                                                  100,000           $255,100
--------------------------------------------------------------------------------------------
Terri S. Allen                   0                 $0              53,750           $405,678
                                                                   91,250           $571,466
--------------------------------------------------------------------------------------------
John Littley III                 0                 $0               7,500            $43,883
                                                                   92,500           $336,818
--------------------------------------------------------------------------------------------

(1) Represents the excess of the value received of the shares acquired upon exercise of such options over the exercise price of such options.
(2) Represents the excess of the market value of the shares subject to such options over the exercise price of such options.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of three non-employee directors:
Messrs. D. R. Young (Chairman), Hewitt and Toups. No member of the Compensation Committee is a current or former officer or employee of the Company. No executive officer of the Company serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the Company's compensation committee. No executive officer of the Company serves or has served as a director of another entity, one of whose executive officers serves on the Company's compensation committee. Although Mr. M. D. Young is not a member of the Compensation Committee, he is expected to attend portions of the Compensation Committee meetings at the request of such committee to provide information to, and respond to questions from, the Compensation Committee. Mr. M. D. Young does not exercise any of the rights or have any of the responsibilities of a Compensation Committee member. He is not entitled to vote on any matters before the Compensation Committee and does not participate in any Compensation Committee decisions regarding compensation, including his own. See "Compensation Committee Report on Executive Compensation."

             Employment Agreements and Termination of Employment and
                         Change of Control Arrangements

Pursuant to an employment agreement dated January 1, 2001 (the "2001 Employment Agreement"), which automatically renews for successive one-year terms unless the Company or Mr. M. D. Young gives the other party notice at least 180 days prior to the expiration of the then current term that the agreement will not renew, Mr. M. D. Young serves as the Company's CEO and he is nominated each year to serve as a Board member. Mr. M. D. Young for fiscal year 2004 is paid a salary at the rate of $330,000 per year, reviewed annually by the Board, plus a $330,000 targeted annual bonus payable periodically in accordance with the Company's then current bonus plan for senior officers. Bonus payments are payable in ratio to the percentage of the goal (as established under the Board approval EBT Schedule) achieved upon attainment of earnings before taxes (adjusted for Board-approved one-time charges (e.g., acquisition costs)). Mr. M. D. Young is also entitled to such other benefits and perquisites as provided to other senior officers pursuant to policies established by the Board from time to time.

The 2001 Employment Agreement may be terminated by the Company for cause (as defined in such agreement) upon 10 business days' notice to Mr. M. D. Young; and other than for cause upon 180 days' notice to Mr. M. D. Young and by paying to him in installments during the following 12 months an aggregate amount equal to his then in effect annual salary plus a bonus in an amount equal to Mr. M. D. Young's bonus for the previous year. Mr. M. D. Young may terminate the 2001 Employment Agreement without cause at any time upon 90 days' notice and, in such event, he will be entitled to all compensation and other benefits that have accrued as of the termination date. In addition, Mr. M. D. Young may terminate the 2001 Employment Agreement upon five days' notice to the Company in the event of a change of control (as defined in such agreement) of the Company and the assignment of duties to him materially inconsistent with his position and status with the Company. In such event the Company will be obligated to pay to him a lump sum equal to 12 months' salary plus all compensation and other benefits that have accrued as of the termination date.

Pursuant to an offer letter dated December 31, 2002 from the Company and accepted by Thomas A. Mutryn (the "Mutryn Letter"), Mr. Mutryn is serving as Senior Vice President and Chief Financial Officer of the Company at annual base salary of $230,000 plus a $161,000 guaranteed minimum annual bonus for 2004 under the current bonus plan for senior officers. Also pursuant to the Mutryn Letter, the Company paid $30,000 to Mr. Mutryn in respect of his initial employment in January 2003, and another $30,000 after six months of his employment with the Company. Additionally, Mr. Mutryn was granted a seven-year option to purchase up to 125,000 shares of Common Stock, at an exercise price of $11.30 per share. Mr. Mutryn is entitled to such other benefits and perquisites as provided to other senior officers pursuant to policies established by the Board from time to time. Mr. Mutryn's employment at GTSI is an "at will" relationship, that either the Company or Mr. Mutryn may terminate it at any time (subject to the change of control provisions discussed below).

In the Mutryn Letter, and in a January 8, 2003 letter to John T. Spotila, President and Chief Operating Officer of the Company, the Company agreed to provide Mr. Mutryn and Mr. Spotila, respectively, with certain change of control benefits. If a change of control of the Company occurs, they will receive immediate vesting of all outstanding stock options. Also, if, within the first 24 months after such change of control, either Mr. Mutryn or Mr. Spotila is terminated as an employee of the Company, his compensation is reduced, his responsibilities substantively diminished, or he is required to relocate, he will receive a lump-sum payment equal to his then current annual salary plus his targeted annual bonus. Change of control is defined as (a) control of 50% or more of the Company's outstanding Common Stock; (b) a change in a majority of the Board members if the change occurred during any 12 consecutive months and the new directors were not elected by the Company's stockholders or by a majority of the directors who were in office at the beginning of the 12-month period; or (c) the stockholders approve a merger or consolidation of the Company with another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

In a June 28, 2001 letter to Terri S. Allen, Senior Vice President, Sales, of the Company, and a May 21, 2002 letter to John Littley III, Senior Vice President, Program & Information Services, of the Company, the Company agreed that if a change in control (as defined above) of the Company occurs, all options held by Ms. Allen and Mr. Littley to purchase Common Stock from the Company that had not vested (become exercisable) would immediately vest.

The Compensation Committee has approved proposed change of control agreements with the five Named Executive Officers and ten other officers. These proposed agreements would provide that if, within six months prior to or eighteen months following a change of control, such an officer is terminated as an employee of the Company other than for cause; his or her compensation is reduced; his or her responsibilities are substantively diminished; or he or she is required to relocate, he or she will receive certain payments based on his or her then current annual salary and targeted annual bonus (each of the five Named Executive Officers will receive such payments equal to one and one-half time his or her then current annual salary and targeted annual bonus), and any unvested options held by him or her will immediately vest. Change of control is defined as (a) control of 50% or more of the Company's outstanding Common Stock; (b) a change in a majority of the Board members if the change occurred during any 12 consecutive months and the new directors were not elected by the Company's stockholders or by a majority of the directors who were in office at the beginning of the 12-month period; or (c) the stockholders approve a merger or consolidation of the Company with another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

The following report on executive compensation by the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Policy and Objectives

The Company's compensation program for executive officers is designed to attract, motivate and retain qualified executive officers and is generally administered by the Compensation Committee. The Company's program is based on compensation policies and plans which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the executive officers of the Company with those of its stockholders. Accordingly, the Committee, which is composed entirely of non-employee directors, structures such policies and plans to pay competitive levels of compensation for competitive levels of performance, and to provide for superior compensation opportunities for superior levels of performance.

The Company actively collects and analyzes compensation information, including compensation surveys from consulting firms such as Watson Wyatt and Aon Consulting. This information, and other market and competitive information collected by the Company's Human Resources department, is used as the basis for comparing the compensation of the Company's executive officers to amounts paid to executive officers with comparable qualifications, experience and responsibilities at other companies engaged in the industry as the Company.

Components

The Company's executive compensation program includes three components, each of which is intended to serve the overall compensation approach described above: base salary, an executive bonus and stock options.

Base Salary

The Committee believes that the Company pays base salaries to its executive officers that are set conservatively, and near the median, compared with executive officers employed at competing companies. The Committee, among other things, reviews and recommends to the Board the annual salaries of the Company's
Section 16 executive officers. The Committee, with input from the CEO, has been delegated by the Board the authority to set the annual base salaries of the remaining, less senior executive officer positions. Additionally, all full-time executive officers are eligible to participate in the Company's broad-based employee benefit plans.

Executive Bonus Plan

The Committee believes that a significant portion of each executive officer's total compensation should be "at risk" in the form of incentive compensation. Accordingly, under an annual Executive Bonus Plan developed and implemented under the Committee's supervision, the Company pays cash bonuses to all its eligible executive officers according to a formula based upon the Company's earnings before taxes. Individual bonuses are calculated as a percentage of base salary and range from 30% to 70% in the case of officers generally, other than the CEO. Under the 2001 Employment Agreement, and as approved by the Compensation Committee on October 29, 2003, Mr. M. D. Young is entitled to a $330,000 targeted annual bonus in 2004 payable periodically in accordance with the Company's then senior bonus plan. Bonus payments are payable in the ratio of the percentage of the goal achieved upon attainment of earnings before taxes (adjusted for Board-approved one-time charges (e.g., acquisition costs)). The Board establishes the earnings before taxes goal at the beginning of each year. In 2003, bonuses were earned by executive officers based on application of the Executive Bonus Plan's formula. The CEO additionally employs the occasional use of "spot" bonuses in recognition of extraordinary performance.

Stock Options

Options to purchase Common Stock are a key component of the Company's executive compensation program. The Committee views the grant of stock options as a valuable incentive that serves to align the interests of executive officers with the Company's goal of enhancing stockholder value. Options will only have value to an executive officer if the stock price increases over the exercise price. The Committee reviews and acts upon recommendations by the Company's CEO with regard to the grant of stock options to executive officers (other than to himself). In determining the size and other terms of an option grant to an executive officer, the Committee considers a number of factors, including such officer's position, responsibilities and previous stock option grants (if any). Options typically vest in equal installments over three to five years and, therefore, encourage an officer to remain in the employ of the Company.

Chief Executive Officer Compensation

In evaluating the CEO's compensation, the Committee reviewed the compensation for similar positions. The Committee reviewed executive compensation reports from Wattson Wyatt and Aon Consulting. The Committee studied the base salary, annual bonuses, stock options and grants, and other long-term compensation of the chief executive officers in each of other companies, and recommended Mr. M.
D. Young's salary to the Board by targeting the 50th percentile of base and target bonus based upon the Committee's research. Mr. M. D. Young's current compensation plan is intended to provide significant incentives to him to increase the Company's value (as reflected in its stock price) to the benefit of all Company stockholders, while the focus of his annual bonus is on achieving short-term financial goals.

Mr. M. D. Young's compensation, as set forth in the 2001 Employment Agreement (see "Employment Agreements and Termination of Employment and Change of Control Arrangements" above), was unanimously approved by the Board. Mr. Young has been the Company's CEO, as well as a member of its Board, since December 1995.

Other Matters

Mr. M. D. Young from time to time consulted with, and made recommendations to, the Committee with respect to the compensation of the Company's executive officers other than himself. Other than as delegated by the Board (as set forth above), Mr. M. D. Young does participate in decisions relating to executive officer compensation, excluding his own, and did not participate on matters relating to the administration of the Company's stock option plans.

Under Code Section 162(m), a publicly held corporation such as the Company will not be allowed a federal income tax deduction for compensation paid to the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to the extent that compensation (including stock-based compensation) paid to each such officer exceeds $1 million in any fiscal year unless such compensation was based on performance goals or paid under a written contract that was in effect on February 17, 1993. The 1996 Plan is designed so that amounts realized on the exercise of options granted thereunder may qualify as "performance-based compensation" that is not subject to the deduction limitation of Section 162(m). The Committee intends to evaluate other elements of compensation in light of Section 162(m), but may enter into arrangements that do not satisfy exceptions to Section 162(m), as the Committee determines to be appropriate.

                                             COMPENSATION COMMITTEE

                                             Daniel Young (Chairperson)
                                             John M. Toups
                                             Thomas Hewitt

The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                PERFORMANCE GRAPH

The following graph compares the annual percentage change in the cumulative total return on Common Stock with the cumulative total return of the NASDAQ Composite Index and a Peer Index of companies with the same four-digit standard industrial classification (SIC) code as the Company (SIC Code 5045 -- Computers and Peripheral Equipment and Software)1 for the period commencing January 1, 1999 and ending December 31, 2003. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

--------------------------------------------------------------------------------
                Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                  1998       1999       2000       2001       2002       2003
--------------------------------------------------------------------------------
GTSI             100.00      60.69      69.65     208.99     296.82     305.67
--------------------------------------------------------------------------------
Peer Index(1)    100.00     103.57      52.19      34.54      22.70      32.29
--------------------------------------------------------------------------------
NASDAQ Index     100.00     176.37     110.86      88.37      61.64      92.68
--------------------------------------------------------------------------------

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                               AMONG GTSI CORP.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


                               [GRAPHIC OMITTED]


                     ASSUMES $100 INVESTED ON DEC. 31, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2003

(1) The 25 companies listed in SIC Code 5045 are: CDW Corporation; Centiv, Inc.; CompuCom Systems, Inc.; En Pointe Technologies.; GTSI Corp.; Ikon Office Solutions; Info Tech USA, Inc.; Ingram Micro, Inc.; I-Sector Corporation; Latitude Communications; Merisel, Inc.; Micros-to-Mainframes, Inc.; OCG Technology Inc.; Pacific Magtron Intl; Palmone, Inc.; Peerless Systems Corp.; Programmers Paradise, Inc.; Safeguard Scientific, Inc.; San Holdings, Inc.; Sand Technology, Inc., CL A; Scansource, Inc.; SED Intl. Holdings, Inc.; Sharp Holding Corp.; Tech Data Corporation; and Transnet Corp.

Since last year's proxy statement, Alphanet Solutions, Inc.; Atec Group, Inc.; Continental Info. Sys.; IFS Intl Hldgs; Palm Inc.; Syscomm Intl. Corp.; V-One Corp.; and XOX Corp. were deleted from SIC Code 5045, and no new companies were added to SIC Code 5045.

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following Report of the Audit Committee of the Board (the "Audit Committee") does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference in any of those filings.

The Board has adopted a revised written Audit Committee Guideline, a copy of which is attached as Appendix A hereto and is expected to be posted on the Company's Internet website, www.GTSI.com (located on the Investor Relations web page), shortly after the date hereof. The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report "independent" as independence is defined in NASDAQ Rule 4200(a)(15).

In overseeing the preparation of the Company's financial statements, Audit Committee members met with both management and the Company's independent auditors to review and discuss significant accounting issues. The Audit Committee members have reviewed and discussed with the Company's management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2003. Management advised the Audit Committee that all of the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2003 were prepared in accordance with generally accepted accounting principles and the Audit Committee discussed such financial statements with both management and the Company's independent auditors. The Audit Committee members' review included discussion with the Company's independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, issued by the Auditing Standard Board of the American Institute of Certified Public Accountants.

With respect to the Company's independent auditors, members of the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Standard No. 1 (Independence Discussions with Audit Committee). The Audit Committee reviewed and pre-approved the non-audit services described below provided by the Company's independent auditors.

The Audit Committee also approved the hiring of an internal auditor that reports directly to the Audit Committee and the Chief Financial Officer.

On the basis of the reviews and discussions referred to above, the Audit Committee recommends to the Board that the Board approve the inclusion of the Company's audited consolidated financial statements referred to above in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee members for the year ended December 31, 2003:

                    Lawrence J. Schoenberg, Chairman
                    Barry L. Reisig
                    James Leto

                                   AUDIT FEES

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young, LLP for fiscal years 2003 and 2002.

                                                    2003          2002
                                                  --------      --------

         Audit Fees                               $369,833(1)   $166,666(1)
         Audit Related Fees                       $ 27,500            -0-
         Tax Fees                                 $ 59,662            -0-
         All Other Fees                           $      0            -0-
                                                  --------      --------

         Total                                    $456,995      $166,666
                                                  ========      ========
         ----------------------

(1) Includes fees for review of unaudited consolidated financial statements included in GTSI's quarterly reports on Form 10-Q during the respective fiscal year.

Effective May 6, 2003, GTSI was required to obtain pre-approval by our Audit Committee for all audit and permissible non-audit related fees incurred with our independent auditors. Fiscal 2003 was a transition year for this new requirement. All new projects authorized after the effective date of this requirement were approved in advance by the Audit Committee. As a result, during fiscal 2003, the Audit Committee approved 68% of tax fees in advance. We did not receive pre-approval by the Audit Committee for non-audit related fees during fiscal 2002. The Audit Committee has adopted additional pre-approval policies and procedures. When it is efficient to do so, we use third parties other than our auditors to perform non-audit work, such as tax work, on behalf of the Company.

The Audit Committee has considered whether the provision by Ernst & Young LLP of non-audit services to the Company is compatible with maintaining Ernst & Young's independence.

In 2002, the Company retained Arthur Andersen LLP ("AA"), as its independent auditor. On July 11, 2002, as recommended by the Audit Committee and approved by the Board, GTSI terminated AA as noted in a Form 8-K filed with the SEC. Then GTSI, as approved by its Board, retained Ernst & Young LLP to provide a review of the Company's unaudited consolidated financial statements included in the Company's second and third quarter reports on Form 10-Q during fiscal 2002 and an examination of the Company's audited consolidated financial statements for the fiscal year ending December 31, 2002. AA's reports on GTSI's consolidated financial statements for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000, and the interim period between December 31, 2001 and the July 16, 2002 filing date of the above-mentioned Form 8-K, there were no disagreements between GTSI and AA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to AA's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in SEC Regulation S-K, Item 304(a)(1)(v). During the years ended December 31, 2001 and 2000, and the interim period between December 31, 2001 and July 16, 2002, neither GTSI nor anyone acting on its behalf consulted Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in SEC Regulation S-K, Items 304(a)(2)(i) and (ii). Pursuant to SEC Regulation S-K, Item 304(a)(3), GTSI requested that AA furnish GTSI with a letter addressed to the SEC stating whether or not AA agreed with the above statements. GTSI was informed that, due to circumstances unrelated to GTSI, AA did not intend to file any communication with the SEC in response to the aforementioned matters.

                             INDEPENDENT ACCOUNTANTS

The Company's independent accountant for the fiscal year ended December 31, 2003 was Ernst & Young LLP. The Board has not yet selected the independent accountants for the Company's fiscal year ending December 31, 2004. A representative of Ernst & Young LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

                                  ANNUAL REPORT

A copy of the Company's 2003 Annual Report to Stockholders is being delivered to each stockholder as of the Record Date. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC, is also available free of charge to all stockholders of record as of the Record Date by writing to the Company at 3901 Stonecroft Boulevard, Chantilly, Virginia 20151-1010, Attention: Investor Relations.

                                  OTHER MATTERS

The Company currently knows of no matters to be submitted at the Meeting other than those described herein. If any other matters properly come before the Meeting, the proxies will vote the Common Stock they represent as they deem advisable. The persons named as attorneys-in-fact in the proxies are officers of the Company.

                                      By Order of the Board of Directors


                                      John T. Spotila
                                      Secretary

Chantilly, Virginia
March 25, 2004

                                                                      APPENDIX A


                         CHARTER OF THE AUDIT COMMITTEE


1.0 Purpose
The Audit Committee provides assistance and guidance to the Board of Directors of GTSI Corp., a Delaware corporation (the "Company") in fulfilling its oversight responsibilities to the Company's stockholders with respect to (i) the Company's corporate accounting and reporting practices, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, (iv) the Company's internal audit and control activities and performance of its independent auditors, (v) the quality and integrity of the Company's financial statements and reports, (vi) reviewing and approving audit engagement fees and terms, as well as non-audit engagements with the independent auditors, and (vii) complying with the Securities and Exchange Committee ("SEC") disclosure rules. The policy of the Audit Committee, in discharging these obligations, is to maintain and foster an open avenue of communication between the Audit Committee, the independent auditors, and the Company's management.

2.0 Structure and Operations
2.01 Composition and Qualifications

The Audit Committee consists of three members or more of the Board of Directors, each of whom (i) is "independent" under the rules of the Nasdaq Stock Market, Inc., SEC Regulations, and the Sarbanes-Oxley Act of 2002 (the "2002 Act"), and
(ii) is not an affiliate of the Company and does not own or control 20% or more of the Company's voting securities, or such lower measurement as may be established by the SEC. All members of the Audit Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and the Audit Committee will determine whether at least one member is a "financial expert", as defined by the SEC for purposes of the 2002 Act. The Board based upon nominations by the Company's Nominating and Governance Committee will appoint the members of the Audit Committee.

2.02 Appointment and Removal
The members of the Audit Committee will be appointed by and serve at the discretion of the Board. Without limiting the generality of the foregoing, the Audit Committee may, in its discretion, delegate to one or more of its members, or to management, the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. No Audit Committee member may receive any compensation from the Company other than (i) directors fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors, (ii) a pension or other deferred compensation for prior service that is not contingent on future service, and (iii) any other regular benefits that other directors receive.

3.0 Meetings
The Audit Committee will hold such regular or special meetings, as its members deem necessary or appropriate, provided that the Audit Committee will ordinarily meet quarterly in advance of the release of quarterly financial results. In addition, the Audit Committee may meet on a periodic basis with management, or employees of the company, outside counsel or advisors, or the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed. Minutes of each meeting of the Audit Committee will be prepared and distributed to the Board after each meeting. The operation of the Audit Committee will be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

4.0 Oversight of Independent Auditors
The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditor are responsible, among other things, for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. Fees billed for these services will be provided, on an annual basis, to and reviewed by the Audit Committee. In fulfilling their responsibilities it is not the duty or responsibility of the Audit Committee members to conduct auditing or accounting reviews or procedures or to set auditor independence standards. The Audit Committee has the authority and responsibility for the appointment, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the auditors regarding financial reporting). The Company's independent auditors report directly to the Audit Committee.

5.0 Responsibilities and Duties
In fulfilling its responsibilities, the Audit Committee will have the following responsibilities, duties and powers:

    1.   With respect to independent auditors,

    a. Decide whether to appoint, retain or terminate the Company's independent auditors, including sole authority to approve all audit engagement fees and terms, including scope, extent and procedures of the audit and the compensation to be paid therefore, and to pre-approve all audit and non-audit services to be provided by the independent auditors and to consider whether the outside auditors' provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors. The Audit Committee will monitor and evaluate the auditors' qualifications, performance and independence on an ongoing basis, and will be directly responsible for overseeing the work of the independent auditors (including resolving disagreements between management and the auditor regarding financial reporting). In conducting such evaluations, the Audit Committee will:

         o Evaluate the qualifications, performance, and independence of the independent auditors and the lead audit partner and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors or the lead partner;

         o Review the opinions of management in assessing the independent auditor's qualifications, performance and independence;

         o Discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner, which rotation must occur not less than once every five years, and consider whether there should be a regular rotation of the audit firm itself; and

         o Review annually the Auditor's Statement, and review and discuss with the independent auditors any relationships or services disclosed in the statement that may impact the quality of the audit services or the objectivity and independence of the Company's independent auditors, and confirm that the statement delineates all relationships between the auditors and the Company and any other items that may be required by Independence Standards Board Standard No. 1;

    b. Review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K;

    c. Confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect;

    d. Discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality and conservatism, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted accounting standards;

    e. Obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences; and

    2. With respect to financial reporting principles and polices and internal audit controls and procedures,

    a. Consider any reports or communications (and management's responses) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented.

    b. Confer with the independent auditors, and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors, or senior management believe should be discussed privately with the Audit Committee;

    c. Review with the Company's General Counsel any significant legal, compliance or regulatory matters that could have a material impact on the Company's financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

    d. Assess procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

    e. Investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate; and

    f. Establish hiring policies for employees and former employees of the independent auditors. These policies provide that no former employee of the independent auditors may become the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller (or serve in a similar capacity) if such person participated in any capacity in the Company's audit within the one-year period preceding the date of the initiation of the audit.

    3.   With respect to reporting and recommendations,

    a. Prepare the report and any other disclosures required by the rules of the SEC to be included in the Company's annual proxy statement;

    b. Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval;

    c. Prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this Charter. The performance evaluation will be conducted in such a manner, as the Audit Committee deems appropriate;

    d. Report to the Board of Directors on a regular basis and from time to time or whenever it is requested to do so and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate;

    e. Consider any reports submitted by the independent auditors required by any applicable law or regulation;

    f. Meet with management, the independent auditors and, if appropriate, the chief accounting officer to discuss: the scope of the annual audit, the audited financial statements and quarterly financial statements including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and any significant issues or matters arising from any audit;

    g. Inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

    h. Obtain from the independent auditors assurance that the audit was conducted in accordance with Section 10A of the Securities Exchange Act of 1934, as amended;

    i.   Ensure that the Company promptly reports any Going Concern
         Qualification;

    j. Establish telephone, email and postal mail procedures for the receipt, retention, and treatment of complaints received by GTSI (to include the confidential, anonymous submission by GTSI employees) regarding questionable accounting or auditing matters. These procedures will be set out in Company policies and procedures set out on GTSI's website; and

    k. Review and if applicable approve at each regularly scheduled meeting any related party transactions as required under Nasdaq Rules.

4. Perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.


6.0 Resources and Authority of the Audit Committee
The Audit Committee will have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or independent counsel or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.


Approved by the Board on July 24, 2003, and modified on January 23, 2004.

                                                                      APPENDIX B


                                   GTSI CORP.
                            LONG TERM INCENTIVE PLAN
                                      2004


1. Purpose. The purpose of the GTSI Corp. Long Term Incentive Plan ("Plan") is to encourage behaviors that create superior financial performance and to strengthen the commonality of interests between the Participants in creating superior stockholder value.

2. Definitions. The following terms, as used herein, will have the following meanings:

(a) "Average Annual Total Targeted Compensation" means, with respect to a Performance Period, the average of the Participant's annual rate of base salary plus targeted annual Executive Incentive Compensation as in effect on the last day of each year of such Performance Period.

(b) "Award" means an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Factors with respect to the applicable Performance Period.

(c)      "Board" means the Board of Directors of GTSI.

(d) "Cause" means the Participant's (i) willful and continued failure to substantially perform his/her duties with the Company or willful and continued failure to substantially follow and comply with the specific and lawful directives of the CEO, as reasonably determined by the CEO (other than any such failure resulting from such Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after notice of resignation), after a written demand for substantial performance is delivered to the Participant by the CEO, which demand identifies in reasonable detail the manner in which the CEO believes that the Participant has not substantially performed his/her duties, (ii) conviction of any felony involving moral turpitude; (iii) engaging in illegal business practices or other practices contrary to the written policies of the Company; (iv) misappropriation of assets of the Company;
(v) continual or repeated insobriety or drug use; (vi) continual or repeated absence for reasons other than disability or sickness; (vii) fraud; or (viii) embezzlement of Company funds.

(e)      "CEO" means GTSI's chief executive officer.

(f) "Change in Control" means (i) the acquisition by any individual or entity resulting in the control of 50% or more of outstanding voting securities of GTSI; (ii) a change in a majority of the Board members if the change occurred during any 12 consecutive months, and the new directors were neither elected by GTSI's stockholders nor by a majority of the Board members who were in office at the beginning of the above-mentioned 12-month period; or (iii) the GTSI stockholders approve a merger or consolidation of the Company with any other corporation (and the consummation thereafter), other than a merger or consolidation which results in the voting securities of GTSI outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of GTSI or such surviving entity outstanding immediately after such merger or consolidation.

(g)      "Code" means the Internal Revenue Code of 1986, as amended.

(h) "Committee" means the Compensation Committee of the Board, or any similar Board committee.

(i)      "Company" means, collectively, GTSI and its subsidiaries.

(j)      "Covered Employee" has the meaning set forth in Code Section 162(m)(3).

(k)      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(l) "Executive Incentive Compensation" means the established annual bonus targeted for each executive under an established incentive compensation plan.

(m) "Executive Officer" means an officer of GTSI who is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Exchange Act.

(n)      "GTSI" means GTSI Corp., a Delaware corporation.

(o)      "Participant" means an officer of the Company who is, pursuant to
Section 4 of the Plan, selected to participate in the Plan.

(p) "Performance Factors" means the criteria and objectives, determined by the Committee, which must be satisfied during the applicable Performance Period as a condition of the Participant's receipt of an Award. Performance Factors may include any or all of the following: share price, total stockholder return, earnings per share; revenue; net sales; operating income or margin; earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); cash flow; working capital; return on equity; return on assets; market share; sales (net or gross) measured by product line, territory, customer(s), or other category; earnings from continuing operations; net worth; levels of expense, cost or liability by category, operating unit or any other delineation; any increase or decrease of one or more of the foregoing over a specified period or the performance relative to one or more of the foregoing relative to other peer companies over a specified period. With respect to Participants who are not Executive Officers, Performance Factors may also include such objective or subjective performance goals as the Committee may, from time to time, establish. Subject to Section 5(c) hereof, the Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved.

(q) "Performance Period" means any such period as the Committee may determine.

(r)      "Plan" means this GTSI Corp. Long Term Incentive Plan.

3. Administration. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, (a) to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including the authority to grant Awards; (b) to determine the persons to whom and the time or times at which Awards shall be granted; (c) to determine the terms, conditions, restrictions and performance criteria, including Performance Factors, relating to any Award; (d) to establish a Participant agreement related to such Award, to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited or surrendered; (e) to make adjustments in the Performance Factors in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; (f) to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; (g) to determine the terms and provisions of Awards; and (h) to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee shall consist of three or more persons each of whom shall be an "outside director" within the meaning of Code Section 162(m), and all applicable NASD Rules. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participants (and any person claiming any rights under the Plan from or through any Participant).

No Board or Committee member shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility. Awards may be granted to officers of the Company in the Committee's sole discretion. Subject to Section 5(b) below, in determining the persons to whom Awards shall be granted and the Performance Factors relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Terms of Awards. Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

(a) In General. The Committee shall specify with respect to a Performance Period the Performance Factors applicable to each Award, the weighting factors applicable to such Performance Factors and the amounts that the Participant is eligible to earn upon achievement of the Performance Factors for such Performance Period. Performance Factors may include a level of performance below which no payment shall be made, a performance level at which the full amount of the Award shall be made (the "Target Level"), and a performance level at which the maximum amount in respect of the Award shall be made, and the Committee may specify other performance levels at which specified percentages of the Award shall be paid. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Factors with respect to such Performance Period are attained.

(b) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained in this Section 5, in no event may the Committee increase at its discretion the amount of an Award payable to a Covered Employee upon attainment of the specified Performance Factors.

(c) Time and Form of Payment. Unless otherwise determined by the Committee, all payments of Awards granted under this Plan shall be made, in cash, within a specified period after the end of the Performance Period. In the case of Participants who are Covered Employeessuch payments shall be made only after achievement of the Performance Factors has been certified by the Committee.

(d) Change of Control. Notwithstanding anything in this Plan to the contrary, no later than three business days following the occurrence of a Change in Control, the Company shall pay to each Participant a prorated amount with respect to each Performance Period that had not been completed as of the date of such Change in Control based on a chart, table or other formula approved by the Committee for an applicable Performance Period for a given Award.

6.       General Provisions.

(a) Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of GTSI under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b) Nontransferability. Awards shall not be transferable by a Participant except upon the Participant's death or long-term disability after the expiration of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable, in the case of death, to the Participant's beneficiary designated in Section 6(k), and if no designated beneficiary survives the Participant, or if the Participant does not designate a beneficiary, by will or the laws of descent and distribution, or in the case of long-term disability, as reasonably determined by the Committee.

(c) No Right To Continued Employment. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

(d) Withholding Taxes. Where a Participant or other person is entitled to receive a payment of an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold at the time of delivery to such Participant or other person of such payment.

(e) Amendment, Termination and Duration of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires stockholder approval for the Plan to continue to comply with Code
Section 162(m) shall be effective unless the same shall be approved by the requisite vote of GTSI's stockholders. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant under any Award after the expiration of the Performance Period to which such Award relates.

(f) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

(g) Termination of Employment. Unless otherwise provided by the Committee in connection with specified terminations of employment and except as otherwise provided in Section 5(d) and Section 6(b) above, if a Participant's employment terminates for any reason prior to the payment of an Award with respect to a Performance Period, no Award shall be payable to such Participant for that Performance Period, except in the case when after the expiration of the Performance Period and before the payment for that period, the Participant is terminated by GTSI without Cause. In addition, should a Participant die or be subject to long-term disability at any time during a Performance Period, a pro rata award may be paid based upon the Participant's number of full months of active service during the Performance Period. Notwithstanding the foregoing, the Committee shall have the authority to specify the manner, if any, in which Awards will be deemed earned in the event of a specific Participant's termination of employment during a Performance Period. A Participant who is terminated for Cause during or after the expiration of the Performance Period shall forfeit participation in the Plan, and no Award shall be payable to such a Participant.

(h) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Virginia without giving effect to the conflict of laws principles thereof.

(j) Effective Date. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of GTSI's stockholders to comply with Code Section 162(m). In the absence of such approval, the Plan (and any Awards made pursuant to the Plan prior to the date of such approval) shall be null and void.

(k) Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant and an Award is payable to the Participant's beneficiary pursuant to Section 6(b), the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

(l) Interpretation. The Plan is designed and intended to comply, to the extent applicable, with Code Section 162(m), and all provisions hereof shall be construed in a manner to so comply.

As approved by the holders of a majority of the outstanding voting securities of GTSI Corp. on April 29, 2004.

As witnessed by:
Charles DeLeon, Assistant Corporate Secretary

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GTSI CORP.

                       2004 Annual Meeting of Stockholders

         The undersigned stockholder(s) of GTSI Corp., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Company's Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 25, 2004, and Annual Report for the fiscal year ended December 31, 2003, and hereby appoints
M. Dendy Young and John T. Spotila, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., local time, on April 29, 2004, at the Company's headquarters located at 3901 Stonecroft Boulevard in Chantilly, Virginia, and at any adjournment(s) thereof, and to vote all Common Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth below and as more particularly described in the Company's above-mentioned Proxy Statement:

1.       Election of Directors.

[ ]  For All Nominees Listed Below              [ ]  Withhold Authority to Vote
     (except as marked to the contrary below)        For All Nominees Listed

(Instruction: To withhold the authority to vote for any individual nominee, mark the box next to that nominee's name below.)

Name of Nominees for election as a Class 1 director of the Company:
     [ ] Daniel R. Young      [ ] M. Dendy Young      [ ] Joseph "Keith" Kellogg

Name of Nominee for election as a Class 2 director of the Company:
     [ ] Lawrence Schoenberg

2.       Amendment to Company's 1991 Employee Stock Purchase Plan.
The approval of the amendment to the Company's 1991 Employee Stock Purchase Plan to increase by 850,000 the maximum number of shares of the Company's common stock purchasable thereunder.

         [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

3.       Approval of the 2004 Long-Term Incentive Plan.

The approval of the Company's Long-Term Incentive Plan.

         [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

4.       Amendments to 1996 Stock Option Plan.

To provide for the annual issuance of an option to the Company's Lead Independent Director to purchase up to 2,000 shares of our common stock; and to permit, subject to approval of the Compensation Committee, the payment for the common stock to be issued upon exercise of one or more options granted to a non-employee director with common stock held by such director for at least six months.

         [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

5.       Other Business.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said Annual Meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE, AND FOR APPROVALS OF PROPOSALS 2, 3 AND 4 ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



Dated:                     , 2004
      ---------------------


-----------------------------
Signature

-----------------------------
Signature



This Proxy should be marked, dated and signed by each stockholder exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both parties should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                              AS AMENDED THROUGH
                                                                  April 29, 2004

                                   GTSI CORP.
                             1996 STOCK OPTION PLAN

1.    Establishment and Purposes of the Plan.

      GTSI Corp. hereby establishes this 1996 Stock Option Plan to promote the interests of the Company and its stockholders by (i) helping to attract and retain the services of non-employee directors and selected key employees of the Company who are in a position to make a material contribution to the successful operation of the Company's business, (ii) motivating such persons, by means of performance-related incentives, to achieve the Company's business goals and
(iii) enabling such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase stock of the Company.

2.    Definitions.

      The following definitions shall apply throughout the Plan:

      a. "Affiliate" shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

      b. "Board of Directors" shall mean the Board of Directors of the Company.

      c. "Code" shall mean the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulations issued under such section.

      d. "Common Stock" shall mean the common stock, par value $0.005 per share, of the Company.

      e. "Company" shall mean GTSI Corp., a Delaware Corporation, and any "subsidiary" corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, or any entity in which GTSI owns at least a 35% interest.

      f. "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan or, if no Committee shall be appointed or in office, the Board of Directors.

      g. "Continuous Employment" shall mean the absence of any interruption or termination of employment by the Company. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Committee or in the case of transfers between locations of the Company.

      h. "Disinterested Person" shall mean an administrator of the Plan who satisfies the requirements, if any, imposed on administrators of plans in order for the grant of Options to be exempt under any version of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, that is relied on by the Company.

      i. "Employee" shall mean any employee of the Company, including officers and directors who are also employees.

      j. "Fair Market Value" shall mean, with respect to Shares, the fair market value per Share on the date an option is granted and, so long as the Shares are quoted on the National Association of Securities Dealers Automated Quotations ("Nasdaq") System), the Fair Market Value per Share shall be the closing price on the Nasdaq Stock Market as of the date of grant of the Option, as reported in The Wall Street Journal or, if there are no sales on such date, on the immediately preceding day on which there were reported sales.

      k. "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      l. "Non-Employee Director" shall mean any director of the Company who is not an Employee.

      m. "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

      n. "Option" shall mean a stock option to purchase Common Stock granted to an Optionee pursuant to the Plan.

      o. "Option Agreement" means a written agreement substantially in one of the forms attached hereto as Exhibit A, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of an Option.

      p. "Optioned Stock" shall mean the Common Stock subject to an Option granted pursuant to the Plan.

      q. "Optionee" shall mean any Employee or Non-Employee Director who is granted an Option.

      r.    "Plan" shall mean this GTSI Corp. 1996 Stock Option Plan.

      s. "Shares" shall mean shares of the Common Stock or any shares into which such Shares may be converted in accordance with Section 11 of the Plan.

3.    Shares Reserved.

      The maximum aggregate number of Shares reserved for issuance pursuant to the Plan shall be 3,500,000 Shares or the number of shares of stock to which such Shares shall be adjusted as provided in Section 11 of the Plan. Such number of Shares may be set aside out of authorized but unissued Shares not reserved for any other purpose, or out of issued Shares acquired for and held in the treasury of the Company from time to time.

      Shares subject to, but not sold or issued under, any Option terminating, expiring or canceled for any reason prior to its exercise in full, shall again become available for Options thereafter granted under the Plan, and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan.

4.    Administration of the Plan.

      a. The Plan shall be administered by a Committee designated by the Board of Directors to administer the Plan and comprised of not less than two directors, each of whom is a Disinterested Person. In addition, each director designated by the Board of Directors to administer the Plan shall be an "outside director" as defined in the Treasury regulations issued pursuant to Section 162(m) of the Code. Members of the Committee shall serve for such period of time as the Board of Directors may determine or until their resignation, retirement, removal or death, if sooner. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefore or fill vacancies however caused.

      b. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or Non-Statutory Stock Options; (ii) to determine, upon review of relevant information, the Fair Market Value per Share;
(iii) to determine the exercise price of the Options to be granted to Employees in accordance with Section 7(c) of the Plan; (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted, and the number of Shares subject to each Option; (v) to prescribe, amend and rescind rules and regulations relating to the Plan subject to the limitations set forth in Section 13 of the Plan; (vi) to determine the terms and provisions of each Option granted to Optionees under the Plan and each Option Agreement (which need not be identical with the terms of other Options and Option Agreements) and, with the consent of the Optionee, to modify or amend an outstanding Option or Option Agreement; (vii) to accelerate the exercise date of any Option; (viii) to determine whether any Optionee will be required to execute a stock repurchase agreement or other agreement as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Optionee, to amend any such agreement; (ix) to interpret the Plan or any agreement entered into with respect to the grant or exercise of Options; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the grant or exercise thereof; and
(xi) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan. Notwithstanding anything else herein, the Committee shall not have the authority to adjust or amend the exercise price of any Options previously awarded to any Optionee, whether through amendment, cancellation, replacement grant or other means.

      c. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

      d. The Committee shall keep minutes of its meetings and of the actions taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the actions of a majority at a meeting, including a telephone meeting, at which a quorum is present, or acts approved in writing by a majority of the members of the Committee without a meeting, shall constitute acts of the Committee.

      e. The Company shall pay all original issue and transfer taxes with respect to the grant of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith; provided, however, that the person exercising an Option shall be responsible for all payroll, withholding, income and other taxes incurred by such person in respect of the exercise of an Option or transfer of Shares.

5.    Eligibility.

      Non-Statutory Stock Options may be granted under the Plan to Employees and Non-Employee Directors; Incentive Stock Options may be granted under the Plan only to Employees. An Employee or Non-Employee Director who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options.

6.    Non-Employee Directors.

      Notwithstanding the powers set forth in Section 4(b) of the Plan, the Committee shall have no power to determine eligibility for grants of Non-Statutory Stock Options or to increase the number of Shares for which Non-Statutory Stock Options may be granted or the timing or exercise price of Non-Statutory Stock Options granted to any Non-Employee Director.

      All Non-Employee Directors of the Company are granted automatically a Non-Statutory Stock Option to purchase up to 10,000 Shares, and a Non-Employee Director elected to serve as Chairman of the Board is granted automatically a Non-Statutory Stock Option to purchase up to an additional 10,000 Shares: (1) as of the date such person is elected (or reelected) to serve as a Non-Employee Director and/or as Chairman, respectively, and (2) as of the first and second anniversary of such election (or reelection) provided that the Optionee is serving as of such first or second anniversary during the respective directorship term as a Non-Employee Director. Any such Shares shall vest and become exercisable, cumulatively, in 12 equal monthly installments commencing on the last business day of the month of grant; provided that if an Optionee ceases to serve as a Non-Employee Director during any month, the Option shall cease to vest and become exercisable with respect to any subsequent month(s).

      If the election of a Non-Employee Director or Chairman occurs prior to an annual stockholders' meeting, the Non-Employee Director shall receive a pro rata option grant (or, in the case of Chairman, an additional pro rata option grant) in connection with his or her election, and the related Shares shall vest and become exercisable, cumulatively, in equal monthly installments.

      If an Optionee ceases to serve as a Non-Employee Director for any reason, he or she may thereafter exercise his or her Option, to the extent he or she was entitled to do so at the date of such cessation, at any time before the earlier of (a) the fifth anniversary of the cessation date and (b) the date on which the respective Option would have expired if the Optionee had not ceased to serve as a Non-Employee Director. The post cessation exercise period of an Option granted to a Non-Employee Director, as set forth in the immediately preceding sentence, shall apply to Options previously granted automatically to the Non-Employee Directors hereunder and to Options granted automatically to Non-Employee Directors hereunder in the future.

      To the extent that an Optionee who is a former Non-Employee Director does not exercise his or her Options (which he or she was entitled to exercise) within the applicable time period specified herein, the Option shall terminate.

      The consideration to be paid for the Shares to be issued upon exercise of an Option by a Non-Employee Director shall consist of (a) cash or check or (b) subject to approval by the Committee, cash, check, broker's commitment to pay, or Common Stock held by the Optionee for at least six months, or some combination thereof.

      If a Non-Employee Director is appointed by the Board as the Lead Independent Director such person shall be granted automatically a Non-Statutory Stock Option to purchase up to 2,000 Shares as of the date such person is appointed or reappointed to serve as Lead Independent Director. Any such Non-Statutory Options shall vest and become exercisable cumulatively, in 12 equal monthly installments commencing on the last business day of the month of grant; provided that if the Optionee ceases to serve as a Lead Independent Director during any month, the Option shall cease to vest and become exercisable with respect to any subsequent month(s). All other terms and conditions in this Plan regarding Options granted automatically to Non-Employee Directors shall also apply to the above-referenced Options to be granted to the Lead Independent Director.

7.    Terms and Conditions of Options.

      Options granted pursuant to the Plan by the Committee shall be either Incentive Stock Options or Non-Statutory Stock Options and shall be evidenced by an Option Agreement providing, in addition to such other terms as the Committee may deem advisable, the following terms and conditions:

      a. Time of Granting Options. The date of grant of an Option shall, except in the case of Non-Employee Directors, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

      b. Number of Shares. Each Option Agreement shall state the number of Shares to which it pertains and whether such Option is intended to constitute an Incentive Stock Option or a Non-Statutory Stock Option. The maximum number of Shares which may be subject to Options granted under the Plan during any calendar year to any Optionee is 100,000 Shares. If an Option held by an Employee of the Company is canceled, the canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to such Employee and any replacement Option granted to such Employee shall also count against such limit.

      c. Exercise Price. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Committee; provided, however, that with respect to both Non-Statutory Stock Options and Incentive Stock Options such price shall in no event be less than 100% of the Fair Market Value per Share on the date of grant, except that the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired.

            In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price per Share shall be no less than 110% of the Fair Market Value per Share on the date of grant.

      d. Medium and Time of Payment. Except in the case of Non-Employee Directors, which shall be governed by Section 6, the consideration to be paid for the Shares to be issued upon exercise of an Option and to be paid to satisfy any withholding tax obligation incident thereto, including the method of payment, shall be determined by the Committee and, subject to approval by the Committee, may consist entirely or in any combination of cash, check, a commitment to pay by a broker or Shares held by the Optionee or issuable upon exercise of the Option, or such other consideration and method of payment permitted under any laws to which the Company is subject. In the case of an Incentive Stock Option, such provision shall be determined on the date of the grant.

      e. Term of Options. The term of an Incentive Stock Option may be up to 10 years from the date of grant thereof; provided, however, that the term of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be five years from the date of grant thereof or such shorter term as may be provided in the Option.

            The term of a Non-Statutory Stock Option, in the case of an Employee, may be up to 10 years from the date such Employee first becomes vested in any portion of an Option award; and in the case of Non-Employee Director, shall be 10 years from the date of grant thereof.

            The term of any Option, other than an Option awarded to a Non-Employee Director, may be less than the maximum term provided for herein as specified by the Committee upon grant of the Option and as set forth therein.

      f. Maximum Amount of Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Non-Statutory Stock Options.

8.    Exercise of Option.

      a. In General. Any Option granted hereunder to an Employee shall be exercisable at such times and under such conditions as may be determined by the Committee and as shall be permissible under the terms of the Plan, including any performance criteria with respect to the Company and/or the Optionee as may be determined by the Committee. Any Option granted hereunder to a Non-Employee Director shall be exercisable at such times and under such conditions as set forth in Section 6 of the Plan.

            An Option may be exercised in accordance with the provisions of the Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. However, an Option may not be exercised for a fraction of a Share.

      b. Procedure. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by any other agreements required by the terms of the Plan and/or Option Agreement or as required by the Committee and payment by the Optionee of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made). Full payment may consist of such consideration and method of payment allowable under Section 7(d) of the Plan.

      c. Decrease in Available Shares. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      d. Exercise of Stockholder Rights. Until the Option is properly exercised in accordance with the terms of this section, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 11 of the Plan.

      e. Termination of Eligibility. If an Optionee ceases to serve as an Employee for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his or her Continuous Status as an Employee he or she may, but only within one month, or such other period of time not exceeding three months in the case of an Incentive Stock Option (or in the case of an Optionee subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the greater of six months from the date of the Option award or three months from the date of termination of employment) or six months in the case of a Non-Statutory Stock Option, in each case as is determined by the Committee, following the date he or she ceases his or her Continuous Status as an Employee (subject to any earlier termination of the Option as provided by its terms), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of a Non-Statutory Stock

Option, with the consent of the Optionee, extend the period of time during which the Optionee may exercise his or her Non-Statutory Stock Option following the date he or she ceases his or her Continuous Status as an Employee; provided, however, that the maximum period of time during which a Non-Statutory Stock Option shall be exercisable following the date on which an Optionee terminates his or her Continuous Status as an Employee shall not exceed an aggregate of six months, that the Non-Statutory Stock Option shall not be, or as a result of such extension become, exercisable after the expiration of the term of such Option as set forth in the Option Agreement and, notwithstanding any extension of time during which the Non-Statutory Stock Option may be exercised, that such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Optionee was entitled to exercise it on the date he or she ceased his or her Continuous Status as an Employee.

      f. Death or Disability Of Optionee. If an Optionee's Continuous Status as an Employee ceases due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, the Option may be exercised within six months (or such other period of time not exceeding one year as is determined by the Committee) following the date of death or termination of employment due to permanent or total disability (subject to any earlier termination of the Option as provided by its terms), by the Optionee in the case of permanent or total disability, or in the case of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case (unless otherwise determined by the Committee) only to the extent the Optionee was entitled to exercise the Option at the date of his or her termination of employment by death or permanent and total disability. To the extent that he or she was not entitled to exercise such Option at the date of his or her termination of employment by death or permanent and total disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

      g. Expiration of Option. Notwithstanding any provision in the Plan, including but not limited to the provisions set forth in Sections 8(e) and 8(f), an Option may not be exercised, under any circumstances, after the expiration of its term.

      h. Conditions on Exercise and Issuance. As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate or certificates representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any law or regulation applicable to the issuance or delivery of such Shares.

            Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue such Options and Shares issuable upon exercise thereof. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and may be further subject to the approval of counsel for the Company with respect to such compliance.

      i. Withholding or Deduction for Taxes. The grant of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation or other amounts payable to the Optionee any taxes required to be withheld under Federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation and other amounts, if any, payable to the Optionee are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee, as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the delivery to the Company of cash necessary to satisfy the Company's withholding obligations under Federal and state law.

9.    Non-transferability of Options.

      Options granted under the Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or, if permitted of Options granted under Rule 16b-3, transfers between spouses incident to a divorce.

10.   Holding Period.

      In the case of officers and directors of the Company, at least six months must elapse from the date of grant of the Option to the date of disposition of the underlying Shares.

11.   Adjustment Upon Change in Corporate Structure.

      a. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise or purchase price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or combination or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than stock awards to Employees or directors); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Option.

      b. In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger or consolidation of the Company with or into another corporation, as a result of which the Company is not the surviving and controlling corporation, the Board of Directors shall (i) make provision for the assumption of all outstanding options by the successor corporation or (ii) declare that any Option shall terminate as of a date fixed by the Board of Directors which is at least 30 days after the notice thereof to the Optionee and shall give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable provided such exercise does not violate Section 8(e) of the Plan.

      c. No fractional shares of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board of Directors, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event shall be in a form and have such terms and conditions as the Board of Directors in its discretion shall prescribe.

12.   Stockholder Approval.

      Effectiveness of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted; provided, however, that Options may be granted pursuant to the Plan subject to subsequent approval of the Plan by such stockholders. Stockholder approval shall be obtained by the affirmative votes of the holders of a majority of voting Shares present or represented and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the state of Delaware.

13.   Amendment and Termination of the Plan.

      a. Amendment and Termination. Except as provided in Section 13(b) of the Plan, the Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of
Section 422 of the Code; provided, however, that without approval of the holders of a majority of the voting Shares present or represented and entitled to vote at a valid meeting of stockholders, no such revision or amendment shall be made that affects the ability of Options thereafter granted under the Plan to satisfy Rule 16b-3.

      b.    Effect of Amendment or Termination. Except as otherwise provided in
Section 11 of the Plan, any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Notwithstanding anything to the contrary herein, this 1996 Stock Option Plan shall not adversely affect, unless mutually agreed in writing by the Company and an Optionee, the terms and provisions of any Option granted prior to the date the Plan was approved by stockholders as provided in Section 12 of the Plan.

14.   Indemnification.

      No member of the Committee or of the Board of Directors shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving willful misconduct, or for any act or action taken, whether of commission or omission, by any other member or by any officer, agent, or Employee. In addition to such other rights of indemnification they may have as members of the Board of Directors, or as members of the Committee, the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken, by commission or omission, in connection with the Plan or any Option taken thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for willful misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

15.   General Provisions.

      a. Other Plans. Nothing contained in the Plan shall prohibit the Company from establishing additional incentive compensation arrangements.

      b. No Enlargement of Rights. Neither the Plan, nor the granting of Shares, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Employee or a Non-Employee Director for any period of time, or at any particular rate of compensation. Nothing in the Plan shall be deemed to limit or affect the right of the Company or any such corporations to discharge any Employee thereof at any time for any reason or no reason. Nothing in the Plan shall in any way limit or affect the right of the Board of Directors or the stockholders of the Company to remove any Non-Employee Director or otherwise terminate his or her service as a director of the Company.

            No Employee or Non-Employee Director shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such eligible person, and upon such grant he or she shall have only such rights and interests as are expressly provided herein and in the related Option Agreement, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

      c. Notice. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal office, and any notice to be given to an Optionee whom an Option is granted hereunder shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Stock Option Agreement, or at such other address as such Optionee or his or her transferee (upon the transfer of the Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and actually received by the Company. It shall be the obligation of each Optionee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her direct mailing address.

      d. Applicable Law. To the extent that Federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

      e. Incentive Stock Options. The Company shall not be liable to an Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options are not incentive stock options as defined in Section 422 of the Code.

      f. Information to Optionees. The Company shall provide without charge to each Optionee copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

      g. Availability of Plan. A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.

      h. Severability. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.   Effective Date and Term of Plan.

      The Plan shall become effective upon stockholder approval as provided in
Section 12 of the Plan. The Plan shall continue in effect for a term of ten years unless sooner terminated under Section 13 of the Plan.


                       Certificate of Corporate Secretary

The Assistant Secretary of GTSI Corp. (the "Company") hereby certifies that the foregoing is a true and correct copy of the Company's 1996 Stock Option Plan, as adopted by the Company's stockholders on May 7, 1996, and as amended through April 29, 2004.